                                                                    EXHIBIT 10.1

                              AMENDED AND RESTATED
                           FIVE-YEAR CREDIT AGREEMENT

                            Dated as of May 17, 2004

                                      among

                                 AUTOZONE, INC.,
                                  as Borrower,

                               THE SEVERAL LENDERS
                         FROM TIME TO TIME PARTY HERETO

                                       AND

                              FLEET NATIONAL BANK,
                             as Administrative Agent

                                       and

                               CITICORP USA, INC.,
                              as Syndication Agent

--------------------------------------------------------------------------------

                         BANC OF AMERICA SECURITIES LLC
                                       and
                         CITIGROUP GLOBAL MARKETS INC.,
                       as Lead Arrangers and Book Managers

                                       and

                              JPMORGAN CHASE BANK,
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                       and
                                 SUNTRUST BANK,
                             as Documentation Agents

                                TABLE OF CONTENTS

                                                                                                                      Page
                                                                                                                      ----
SECTION 1  DEFINITIONS...........................................................................................        1
         1.1      Definitions....................................................................................        1
         1.2      Computation of Time Periods....................................................................       19
         1.3      Accounting Terms...............................................................................       19
         1.4      Time of Day....................................................................................       19

SECTION 2  CREDIT FACILITIES.....................................................................................       20
         2.1      Revolving Loans................................................................................       20
         2.2      Competitive Loan Subfacility...................................................................       22
         2.3      Swingline Loan Subfacility.....................................................................       24
         2.4      Letters of Credit..............................................................................       26

SECTION 3  OTHER PROVISIONS RELATING TO CREDIT FACILITIES........................................................       36
         3.1      Default Rate...................................................................................       36
         3.2      Extension and Conversion.......................................................................       36
         3.3      Prepayments....................................................................................       37
         3.4      Termination, Reduction and Increase of Revolving Committed Amount..............................       38
         3.5      Fees...........................................................................................       42
         3.6      Capital Adequacy...............................................................................       43
         3.7      Inability To Determine Interest Rate...........................................................       44
         3.8      Illegality.....................................................................................       44
         3.9      Yield Protection...............................................................................       45
         3.10     Withholding Tax Exemption......................................................................       45
         3.11     Indemnity......................................................................................       46
         3.12     Pro Rata Treatment.............................................................................       47
         3.13     Sharing of Payments............................................................................       48
         3.14     Payments, Computations, Etc....................................................................       48
         3.15     Evidence of Debt...............................................................................       50
         3.16     Replacement of Lenders.........................................................................       51

SECTION 4  CONDITIONS............................................................................................       51
         4.1      Closing Conditions.............................................................................       51
         4.2      Conditions to all Extensions of Credit.........................................................       52

SECTION 5  REPRESENTATIONS AND WARRANTIES........................................................................       53
         5.1      Financial Condition............................................................................       53
         5.2      Organization; Existence; Compliance with Law...................................................       54
         5.3      Power; Authorization; Enforceable Obligations..................................................       54
         5.4      No Legal Bar...................................................................................       55
         5.5      No Material Litigation.........................................................................       55
         5.6      No Default.....................................................................................       55
         5.7      Ownership of Property; Liens...................................................................       55
         5.8      No Burdensome Restrictions.....................................................................       55
         5.9      Taxes..........................................................................................       55
         5.10     ERISA..........................................................................................       56

         5.11     Governmental Regulations, Etc..................................................................       57
         5.12     Subsidiaries...................................................................................       58
         5.13     Purpose of Loans...............................................................................       58
         5.14     Disclosure.....................................................................................       58

SECTION 6  AFFIRMATIVE COVENANTS.................................................................................       59
         6.1      Information Covenants..........................................................................       59
         6.2      Preservation of Existence and Franchises.......................................................       61
         6.3      Books and Records..............................................................................       61
         6.4      Compliance with Law............................................................................       61
         6.5      Payment of Taxes and Other Indebtedness........................................................       62
         6.6      Insurance......................................................................................       62
         6.7      Maintenance of Property........................................................................       62
         6.8      Use of Proceeds................................................................................       62
         6.9      Audits/Inspections.............................................................................       62
         6.10     Adjusted Debt to EBITDAR Ratio.................................................................       62
         6.11     Interest Coverage Ratio........................................................................       63

SECTION 7  NEGATIVE COVENANTS....................................................................................       63
         7.1      Liens..........................................................................................       63
         7.2      Nature of Business.............................................................................       63
         7.3      Consolidation, Merger, Sale or Purchase of Assets, etc.........................................       63
         7.4      Fiscal Year....................................................................................       65
         7.5      Subsidiary Indebtedness........................................................................       65

SECTION 8  EVENTS OF DEFAULT.....................................................................................       66
         8.1      Events of Default..............................................................................       66
         8.2      Acceleration; Remedies.........................................................................       68

SECTION 9  AGENCY PROVISIONS.....................................................................................       69
         9.1      Appointment....................................................................................       69
         9.2      Delegation of Duties...........................................................................       70
         9.3      Exculpatory Provisions.........................................................................       70
         9.4      Reliance on Communications.....................................................................       70
         9.5      Notice of Default..............................................................................       71
         9.6      Non-Reliance on Administrative Agent and Other Lenders.........................................       71
         9.7      Indemnification................................................................................       71
         9.8      Administrative Agent in its Individual Capacity................................................       72
         9.9      Successor Administrative Agent.................................................................       72
         9.10     Syndication Agent..............................................................................       73

SECTION 10  MISCELLANEOUS........................................................................................       73
         10.1     Notices........................................................................................       73
         10.2     Right of Set-Off...............................................................................       76
         10.3     Benefit of Agreement...........................................................................       76
         10.4     No Waiver; Remedies Cumulative.................................................................       80
         10.5     Payment of Expenses, etc.......................................................................       80
         10.6     Amendments, Waivers and Consents...............................................................       81

         10.7     Counterparts...................................................................................       82
         10.8     Headings.......................................................................................       82
         10.9     Survival.......................................................................................       82
         10.10    Governing Law; Submission to Jurisdiction; Venue...............................................       82
         10.11    Severability...................................................................................       83
         10.12    Entirety.......................................................................................       83
         10.13    Binding Effect; Amendment and Restatement of Existing Five-Year Credit Agreement; Termination..       83
         10.14    Confidentiality................................................................................       84
         10.15    Source of Funds................................................................................       84
         10.16    Conflict.......................................................................................       85

                                    SCHEDULES

Schedule 1.1            Applicable Percentage
Schedule 2.1(a)         Lenders
Schedule 2.1(b)(i)      Form of Notice of Borrowing
Schedule 2.1(e)         Form of Revolving Note
Schedule 2.2(f)         Form of Competitive Note
Schedule 2.3(d)         Form of Swingline Note
Schedule 2.4            Existing Letters of Credit
Schedule 3.2            Form of Notice of Extension/Conversion
Schedule 3.4(b)         Form of New Commitment Agreement
Schedule 4.1(f)         Form of Legal Opinion
Schedule 5.5            Material Litigation
Schedule 5.12           Subsidiaries
Schedule 6.1(c)         Form of Officer's Compliance Certificate
Schedule 7.5            Subsidiary Indebtedness
Schedule 10.3(b)        Form of Assignment and Acceptance

                 AMENDED AND RESTATED FIVE-YEAR CREDIT AGREEMENT

      THIS AMENDED AND RESTATED FIVE-YEAR CREDIT AGREEMENT dated as of May 17, 2004 (the "Credit Agreement"), is by and among AUTOZONE, INC., a Nevada corporation (the "Borrower"), the several lenders identified on the signature pages hereto and such other lenders as may from time to time become a party hereto (the "Lenders"), FLEET NATIONAL BANK, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and CITICORP USA, INC., as syndication agent (in such capacity, the "Syndication Agent").

                               W I T N E S S E T H

      WHEREAS, the Borrower, the Lenders, Bank of America, N.A., as Administrative Agent, and certain other Persons are party to a Five-Year Credit Agreement dated as of May 23, 2000 (as amended prior to the date hereof, the "Existing Five-Year Credit Agreement");

      WHEREAS, the Borrower has requested that the Lenders (i) increase the aggregate amount of and extend the maturity of the revolving loan facility available to the Borrower under the Existing Five-Year Credit Agreement and (ii) appoint Fleet National Bank to replace Bank of America, N.A. as Administrative Agent, as more particularly described herein;

      WHEREAS, the Lenders have agreed to make such changes to the existing credit facilities and to amend and restate the Existing Five-Year Credit Agreement on the terms and conditions hereinafter set forth;

      WHEREAS, concurrently with the effectiveness of such amendment and restatement of the Existing Five-Year Credit Agreement, the Existing Five-Year Credit Agreement will be amended and restated in its entirety, the financial institutions party thereto will have no further obligations thereunder and will cease to be parties to such agreement and the Borrower (as defined in the Existing Five-Year Credit Agreement) will have no further obligations thereunder, except for those obligations that by their terms survive termination of the Existing Five-Year Credit Agreement.

      NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                                   DEFINITIONS

      1.1   DEFINITIONS.

      As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

            "364-Day Credit Agreement" means that certain Amended and Restated 364-Day Credit Agreement dated as of the date hereof by and among the Borrower, the lenders party thereto, Fleet National Bank, as administrative agent and Citicorp USA, Inc., as syndication agent, as amended, modified, restated, supplemented or replaced from time to time.

            "364-Day Revolver" means the revolving loan facility established pursuant to the 364-Day Credit Agreement.

            "Administrative Agent" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

            "Administrative Agent's Fee Letter" means that certain letter agreement, dated as of March 26, 2004, between the Administrative Agent and the Borrower, as amended, modified, supplemented or replaced from time to time.

            "Administrative Agent's Fees" shall have the meaning assigned to such term in Section 3.5(b).

            "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agency Services Address" means Fleet National Bank, 100 Federal Street, MADE10307C, Boston, MA 02110 Attn: Agency Services, or such other address as may be identified by written notice from the Administrative Agent to the Borrower.

            "Applicable Percentage" means, for purposes of calculating the applicable interest rate for any day for any Revolving Loan, the applicable rate of the Facility Fee for any day for purposes of Section 3.5(a), the applicable rate of the Utilization Fee for any day for the purposes of Section 3.5(c), or the applicable rate of the Letter of Credit Fee for any day for the purposes of 3.5(d)(i), the appropriate applicable percentage set forth on Schedule 1.1. The Applicable Percentages shall be determined and adjusted on the following dates (each a "Calculation Date"):

                  (i) where the Borrower has a senior unsecured (non-credit enhanced) long term debt rating from S&P and/or Moody's, five (5) Business Days after receipt of notice by the Administrative Agent of a change in any such debt rating, based on such debt rating(s); and

                  (ii) where the Borrower previously had a senior unsecured (non-credit enhanced) long term debt rating from S&P and/or Moody's, but either or both of S&P and Moody's withdraws its rating such that the Borrower's senior unsecured (non-credit enhanced) long term debt no longer is rated by either S&P or Moody's, five (5) Business Days after receipt by the Administrative Agent of notice of the withdrawal of the last to exist of such previous debt ratings, based on Pricing Level V until the earlier of (A) such time as S&P and/or Moody's provides another rating for such debt of the Borrower or (B) the Required Lenders have agreed to an alternative pricing grid or other method for determining Pricing Levels pursuant to an effective amendment to this Credit Agreement.

      The Applicable Percentage shall be effective from a Calculation Date until the next such Calculation Date. The Administrative Agent shall determine the appropriate Applicable Percentages promptly upon receipt of the notices and information necessary to make such determination and shall promptly notify the Borrower and the Lenders of any change thereof. Such determinations by the Administrative Agent shall be conclusive absent manifest error.

            "Bank of America" means Bank of America, N.A. and its successors.

            "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

            "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

            "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

            "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

            "Borrower" means the Person identified as such in the heading hereof, together with any permitted successors and assigns.

            "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England and New York, New York.

            "Calculation Date" has the meaning set forth in the definition of Applicable Percentage.

            "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

            "Cash Collateralize" means the pledge and deposit with or delivery to the Administrative Agent, for the benefit of the respective L/C Issuers and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the respective L/C Issuers (which documents are hereby consented to by the Lenders). The terms "Cash Collateralized", "Cash Collateral", "Cash Collateralization" and "Cash Collateralizes" shall have corresponding meanings. The Borrower hereby grants the Administrative Agent, for the benefit of the respective L/C Issuer and the Lenders, a Lien on all such cash and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts of the Administrative Agent. Notwithstanding the foregoing if, upon the termination of the Commitments and an acceleration of the Borrower's obligations pursuant to Section 8.2, a Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the cash collateral required pursuant to Section 2.4(g) may instead, at the option of the Administrative Agent, be held in a blocked, non-interest bearing deposit account of the respective L/C Issuer.

            "Change of Control" means either (i) a "person" or a "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 50% of the then outstanding voting stock of the Borrower or (ii) a majority of the board of directors of the Borrower shall consist of individuals who are not Continuing Directors. For purposes hereof, "Continuing Directors" means, as of any date of determination, (i) an individual who on the date two years prior to such determination date was a member of the Borrower's board of directors or (ii) (a) any new director whose nomination for election by the Borrower's shareholders was approved by a vote of a majority of the directors then still in office who either were directors on the date two years prior to such determination date or whose nomination for election was previously so approved (or who are Continuing Directors pursuant to clause (b) below) or (b) any director who was elected by a majority of the directors then still in office who either were directors on the date two years prior to such determination date or whose nomination for election was previously so approved (or who are Continuing Directors pursuant to clause (a) above). Notwithstanding the foregoing, a Reorganization permitted by under Section 7.3 hereof shall not be deemed a Change of Control for the purposed of this Credit Agreement.

            "Change of Control Notice" shall have the meaning specified in
      Section 3.4(e).

            "Change of Control Prepayment Amount" shall have the meaning specified in Section 3.4(e).

            "Change of Control Standstill Period" shall have the meaning specified in Section 3.4(e).

            "Closing Date" means the date hereof.

            "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

            "Commercial Credit Business Arrangement" means any agreement between the Borrower or any of its Subsidiaries and an entity that purchases such Person's commercial accounts receivables with only such limited recourse back to such Person as is customary in factoring arrangements of this type.

            "Commitment" means (i) with respect to each Lender, the Revolving Commitment of such Lender, (ii) with respect to the Swingline Lender, the Swingline Commitment, and (iii) with respect to any L/C Issuer, the commitment to issue, extend and/or amend Letters of Credit under the Letter of Credit Sublimit.

            "Commitment Percentage" means, for any Lender, the percentage which such Lender's Revolving Commitment then constitutes of the aggregate Revolving Committed Amount.

            "Competitive Bid" means an offer by a Lender to make a Competitive Loan pursuant to the terms of Section 2.2.

            "Competitive Bid Rate" means, as to any Competitive Bid made by a Lender in accordance with the provisions of Section 2.2, the fixed rate of interest offered by the Lender making the Competitive Bid.

            "Competitive Loan" means a loan made by a Lender in its discretion pursuant to the provisions of Section 2.2.

            "Competitive Note" means a promissory note of the Borrower in favor of a Lender delivered pursuant to Section 2.2(f) and evidencing the Competitive Loans, if any, of such Lender, as such promissory note may be amended, modified, restated or replaced from time to time.

            "Consolidated Adjusted Debt" means, at any time, the sum of, without duplication, (i) Consolidated Funded Indebtedness and (ii) the product of Consolidated Rents multiplied by 6.0.

            "Consolidated EBITDA" means, for any period for the Borrower and its Subsidiaries, Consolidated Net Income plus Consolidated Interest Expense plus all provisions for any Federal, state or other domestic and foreign income taxes plus depreciation and amortization, in each case on a consolidated basis determined in accordance with GAAP applied on a consistent basis. Except as otherwise expressly provided, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

            "Consolidated EBITDAR" means, for any period, the sum of Consolidated EBITDA and Consolidated Rents. Except as otherwise expressly provided, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

            "Consolidated EBITR" means, for any period for the Borrower and its Subsidiaries, Consolidated EBITDA minus depreciation and amortization plus Consolidated Rents, in each case on a consolidated basis as determined in accordance with GAAP applied on a consistent basis. Except as otherwise expressly provided, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

            "Consolidated Funded Indebtedness" means, at any time, the outstanding principal amount of all Funded Indebtedness, without duplication, of the Borrower and its Subsidiaries at such time.

            "Consolidated Interest Coverage Ratio" means, as of the last day of any fiscal quarter of the Borrower, the ratio of (i) Consolidated EBITR to
      (ii) Consolidated Interest Expense plus Consolidated Rents.

            "Consolidated Interest Expense" means, for any period for the Borrower and its Subsidiaries, all interest expense plus the interest component under Capital Leases, in each case on a consolidated basis as determined in accordance with GAAP applied on a consistent basis. Except as otherwise expressly provided, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

            "Consolidated Net Income" means, for any period for the Borrower and its Subsidiaries, net income on a consolidated basis determined in accordance with GAAP applied on a consistent basis, but excluding non-recurring charges in an aggregate amount not to exceed $50,000,000 collectively with respect to all periods relevant for the calculation of the financial covenants contained in Sections 6.10 and 6.11. Except as otherwise expressly provided, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

            "Consolidated Rents" means, for any period for the Borrower and its Subsidiaries, all rental expense of the Borrower and its Subsidiaries for such period under operating leases (specifically including rents paid in connection with synthetic leases, tax retention operating leases, off-balance sheet loans or similar off-balance sheet financing products), on a consolidated basis as determined in accordance with GAAP applied on a consistent basis. Except as otherwise expressly provided, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

            "Credit Documents" means a collective reference to this Credit Agreement, the Notes, the L/C Documents (except that L/C Documents shall not constitute Credit Documents for purposes of Section 10.6), the Administrative Agent's Fee Letter and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

            "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Designating Lender" has the meaning set forth in Section 10.3(e).

            "Dollars" and "$" means dollars in lawful currency of the United States of America.

            "Environmental Laws" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

            "ERISA Affiliate" means an entity which is under common control with the Borrower within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower and which is treated as a single employer under Sections 414(b) or (c) of the Code.

            "ERISA Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (vii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

            "Eurodollar Loan" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

            "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

                  Eurodollar Rate  =            Interbank Offered Rate
                                         ---------------------------------
                                         1 - Eurodollar Reserve Percentage

            "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not Lender has any

      Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

            "Event of Default" means such term as defined in Section 8.1.

            "Existing Letters of Credit" means the letters of credit outstanding on the Closing Date and identified on Schedule 2.4.

            "Facilities" means a collective reference to (i) the revolving loan facility established pursuant to Section 2.1 and (ii) the 364-Day Revolver.

            "Facility Fee" shall have the meaning assigned to such term in
      Section 3.5(a).

            "Facility Fee Calculation Period" shall have the meaning assigned to such term in Section 3.5(a).

            "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (A) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

            "Fees" means all fees payable pursuant to Section 3.5.

            "Financial Officer" means, with respect to the Borrower, the Treasurer, the Controller, the General Counsel, or the Chief Financial Officer of the Borrower; provided that the Borrower may designate additional persons or delete persons so authorized by written notice to the Administrative Agent from at least two existing Financial Officers of the Borrower

            "Fleet" means Fleet National Bank and its successors.

            "Funded Indebtedness" means, with respect to any Person (for purposes of this sentence only, the "Debtor"), without duplication, (i) all Indebtedness of such Debtor for borrowed money, (ii) all purchase money Indebtedness of such Debtor, including without limitation the principal portion of all obligations of such Debtor under Capital Leases,
      (iii) all Guaranty Obligations of such Debtor with respect to Funded Indebtedness of another

      Person, (iv) the maximum available amount of all standby letters of credit or acceptances issued or created for the account of such Debtor, and (v) all Funded Indebtedness of another Person secured by a Lien on any Property of such Debtor, whether or not such Funded Indebtedness has been assumed; provided that Funded Indebtedness shall not include (i) any letters of credit used by such Debtor for the financing of inventory in the ordinary course of business or (ii) any amounts received by such Debtor pursuant to a Commercial Credit Business Arrangement. The Funded Indebtedness of any Person shall include the Funded Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer.

            "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section
      1.3 hereof.

            "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

            "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

            "Indebtedness" of any Person means (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (v) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all Guaranty Obligations of such Person, (viii) the principal portion of all obligations of such Person under Capital Leases, (ix) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, (x) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed),
      (xi) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date and (xii) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP; provided that Indebtedness shall not include (i) any letters of credit used by such Person for the financing of inventory in the ordinary course of business or (ii) any amounts received by such Person pursuant to a Commercial Credit Business Arrangement. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

            "Interbank Offered Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the rate of interest, determined by the Administrative Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), appearing on Telerate Page 3750 (or, if, for any reason, Telerate Page 3750 is not available, the Reuters Screen LIBO Page) as of approximately 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period; provided, however, if no such interest rate for a period of time corresponding to such Interest Period appears on Telerate Page 3750 or the Reuters Screen LIBO Page, then the applicable interest rate shall be determined by the Administrative Agent in good faith. As used herein, "Telerate Page 3750" means the display designated as page 3750 by Dow Jones Telerate, Inc. (or such other page as may replace such page on that service for the purpose of displaying the British Bankers Association London interbank offered rates) and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

            "Interest Payment Date" means (i) as to any Base Rate Loan, the last day of each March, June, September and December, the date of repayment of principal of such Loan and the Termination Date and (ii) as to any Eurodollar Loan, any Competitive Loan or any Swingline Loan, the last day of each Interest Period for such Loan, the date of repayment of principal of such Loan and on the Termination Date, and in addition where the applicable Interest Period is more than 3 months, then also on the date 3 months from the beginning of the Interest Period, and each 3 months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

            "Interest Period" means (i) as to any Eurodollar Loan, a period of one, two, three or six month's duration, as the Borrower may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals), (ii) as to any Competitive Loan, a period commencing in each case on the date of the borrowing and ending on the date specified in the applicable Competitive Bid whereby the offer to make such Competitive Loan was extended (such ending date in any event to be no less than one week and not more than 180 days from the date of the borrowing) and (iii) as to any Swingline Loan, a period commencing in each case on the date of the borrowing and ending on the date agreed to by the Borrower and the Swingline Lender in accordance with the provisions of
      Section 2.3(b)(i) (such ending date in any event to be not more than seven
      (7) Business Days from the date of borrowing); provided, however, (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Termination Date, and (C) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

            "L/C Advance" means, with respect to each Lender, such Lender's participation in any L/C Borrowing in accordance with its Commitment Percentage.

            "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Loan.

            "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

            "L/C Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for
      (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

            "L/C Issuer" means (i) SunTrust, Bank of America, Fleet or, with the consent of the Borrower and the Administrative Agent, any other Lender that has agreed to act as the successor primary issuer of Letters of Credit, (ii) with respect to any Existing Letter of Credit, the Lender that issued (in its capacity as an L/C Issuer hereunder) such Letter of

      Credit and (iii) with respect to any Letter of Credit requested hereunder, the L/C Issuer that has agreed to issue such Letter of Credit hereunder.

            "L/C Issuer Fees" shall have the meaning assigned to such term in
      Section 3.5(d)(ii).

            "L/C Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus
      (ii) the aggregate amount of all drawings under Letters of Credit and honored by an L/C Issuer but not theretofore reimbursed, including all L/C Borrowings.

            "Lenders" means each of the Persons identified as a "Lender" on the signature pages hereto, and each Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

            "Lending Installation" means, with respect to a Lender or the Administrative Agent, any office, branch, subsidiary or affiliate of such Lender or the Administrative Agent.

            "Letter of Credit" means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

            "Letter of Credit Application" means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by an L/C Issuer.

            "Letter of Credit Expiration Date" means the day that is five (5) days prior to the Termination Date (or, if such day is not a Business Day, the next preceding Business Day).

            "Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.5(d)(i).

            "Letter of Credit Sublimit" means an amount equal to the lesser of the Revolving Committed Amount and $150,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Committed Amount.

            "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

            "Loan" or "Loans" means the Revolving Loans, the Competitive Loans, the Swingline Loans (or any Swingline Loan bearing interest at the Base Rate or the Quoted Rate and referred to as a Base Rate Loan or a Quoted Rate Swingline Loan) and, to the extent applicable, the L/C Borrowings, individually or collectively, as appropriate.

            "Master Account" means such account as may be identified by written notice from at least two Financial Officers of the Borrower to the Administrative Agent.

            "Material Adverse Effect" means a material adverse effect on (i) the condition (financial or otherwise), operations, business, assets or liabilities of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower to perform any material obligation under the Credit Documents or (iii) any aspect of the Borrower or its business that adversely affects the material rights and remedies of the Lenders under the Credit Documents.

            "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

            "Mexican Subsidiaries" means, collectively, the following Subsidiaries of the Borrower: AutoZone de Mexico, S. de R.L. de C.V., Zone Compra, S. de R.L. de C.V., Service Zone, S.de R.L. de C.V., Data Zone, S. de R.L. de C.V., and any other Subsidiary of the Borrower formed after the Closing Date and organized under the laws of Mexico.

            "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

            "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

            "Multiple Employer Plan" means a Plan which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate and at least one employer other than the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate are contributing sponsors.

            "New Commitment Agreement" means a New Commitment Agreement substantially in the form of Schedule 3.4(b), as executed pursuant to
      Section 3.4(b).

            "Note" or "Notes" means any Revolving Note, any Competitive Note or the Swingline Note, as the context may require.

            "Notice of Borrowing" means a written notice of borrowing in substantially the form of Schedule 2.1(b)(i), as required by Section 2.1(b)(i).

            "Notice of Extension/Conversion" means the written notice of extension or conversion in substantially the form of Schedule 3.2, as required by Section 3.2.

            "Participation Interest" means, the extension of credit by a Lender by way of a purchase of a participation in any Swingline Loans as provided in Section 2.3(b)(iii) or in any Loans as provided in Section 3.13.

            "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

            "Permitted Liens" means:

                  (i) Liens in favor of the Administrative Agent on behalf of the Lenders;

                  (ii) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                  (iii) statutory Liens of landlords and Liens of carriers,
            warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that any such Liens which are material secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                  (iv) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by the Borrower and its Subsidiaries in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (v) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

                  (vi) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

                  (vii) leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries taken as a whole;

                  (viii) Liens in favor of customs and revenue authorities
            arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (ix) Liens on assets at the time such assets are acquired by the Borrower or any Subsidiary in accordance with Section 7.3(d); provided that such Liens are not created in contemplation of such acquisition;

                  (x) Liens on assets of any Person at the time such Person becomes a Subsidiary in accordance with Section 7.3(d); provided that such Liens are not created in contemplation of such Person becoming a Subsidiary;

                  (xi) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

                  (xii) Liens on receivables sold pursuant to a Commercial
            Credit Business Arrangement;

                  (xiii) Liens on inventory held by the Borrower or any of its
            Subsidiaries under consignment;

                  (xiv) Liens on any inventory of the Borrower or any of its
            Subsidiaries in favor of a vendor of such inventory, arising in the normal course of business upon its sale to the Borrower or any such Subsidiary; and

                  (xv) other Liens on Property of the Borrower and its Subsidiaries, so long as the Borrower and its Subsidiaries own at all times Property (a) unencumbered by any Liens other than Liens permitted by clauses (i) through (xiv) above and (b), having an aggregate fair market value of at least $2,000,000,000.

            "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

            "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

            "Pricing Level" means the applicable pricing level for the Applicable Percentage shown in Schedule 1.1.

            "Prime Rate" means the rate of interest per annum publicly announced or established from time to time by Fleet as its prime rate in effect at its principal office in Boston, Massachusetts, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by Fleet in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by Fleet to any debtor).

            "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

            "Quoted Rate" means, with respect to any Quoted Rate Swingline Loan, the fixed percentage rate per annum offered by the Swingline Lender and accepted by the Borrower with respect to such Swingline Loan as provided in accordance with the provisions of Section 2.3.

            "Quoted Rate Swingline Loan" means a Swingline Loan bearing interest at a Quoted Rate.

            "Register" shall have the meaning given such term in Section
      10.3(c).

            "Regulation D, T, U, or X" means Regulation D, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Materials of Environmental Concern).

            "Reorganization" shall have the meaning specified in Section 7.03.

            "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

            "Required Lenders" means, at any time, Lenders which are then in compliance with their obligations hereunder (as determined by the Administrative Agent) and holding in the aggregate more than 50% of (i) the Commitment Percentages or (ii) if the Commitments have been terminated, the outstanding Loans and Participation Interests.

            "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property is subject.

            "Revolving Commitment" means, with respect to each Lender, the commitment of such Lender in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.1(a) (as such amount may be reduced or increased from time to time in accordance with the provisions of this Credit Agreement), (i) to make Revolving Loans in accordance with the provisions of Section 2.1(a), (ii) to purchase participation interests in Letters of Credit in accordance with the provisions of Section 2.4(c), and (iii) to purchase participation interests in the Swingline Loans in accordance with the provisions of Section 2.3(b)(iii).

            "Revolving Committed Amount" shall have the meaning assigned to such term in Section 2.1(a).

            "Revolving Loans" shall have the meaning assigned to such term in
      Section 2.1(a).

            "Revolving Note" means a promissory note of the Borrower in favor of a Lender delivered pursuant to Section 2.1(e) and evidencing the Revolving Loans of such Lender, as such promissory note may be amended, modified, restated or replaced from time to time.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor or assignee of the business of such division in the business of rating securities.

            "SPV" has the meaning set forth in Section 10.3(e).

            "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

            "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% equity interest at any time.

            "SunTrust" means SunTrust Bank and its successors.

            "Swingline Commitment" means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding of up to the Swingline Committed Amount.

            "Swingline Committed Amount" shall have the meaning assigned to such term in Section 2.3(a).

            "Swingline Lender" means Fleet.

            "Swingline Loan" shall have the meaning assigned to such term in
      Section 2.3(a).

            "Swingline Note" means the promissory note of the Borrower in favor of the Swingline Lender in the original principal amount of $50,000,000, as such promissory note may be amended, modified, restated or replaced from time to time.

            "Syndication Agent" means Citicorp USA, Inc., together with any successors and assigns.

            "Terminating Lenders" shall have the meaning specified in Section 3.4(e).

            "Termination Date" means May 17, 2009, as such date may be extended pursuant to Section 3.4(c).

            "Utilization Fee" shall have the meaning set forth in Section
      3.5(c).

            "Utilization Fee Period" shall have the meaning assigned to such term in Section 3.5(c).

      1.2   COMPUTATION OF TIME PERIODS.

      For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

      1.3   ACCOUNTING TERMS.

      Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 6.1 hereof (or, prior to the delivery of the first financial statements pursuant to Section 6.1 hereof, consistent with the financial statements as at August 30,
2003); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

      1.4   TIME OF DAY.

      Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

                                    SECTION 2

                                CREDIT FACILITIES

      2.1   REVOLVING LOANS.

            (a) Revolving Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower revolving credit loans requested by the Borrower in Dollars ("Revolving Loans") up to such Lender's Revolving Commitment from time to time from the Closing Date until the Termination Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein for the purposes hereinafter set forth; provided, however, that the sum of the aggregate principal amount of outstanding Revolving Loans shall not exceed SEVEN HUNDRED MILLION DOLLARS ($700,000,000.00) (as such aggregate maximum amount may be reduced or increased from time to time as provided in Sections 3.3 and 3.4, the "Revolving Committed Amount"); provided, further, (i) with regard to each Lender individually, such Lender's outstanding Revolving Loans shall not exceed such Lender's Revolving Commitment, and (ii) with regard to the Lenders collectively, the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans plus the L/C Obligations outstanding shall not at any time exceed the Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, that no more than 25 Eurodollar Loans shall be outstanding hereunder at any time. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period. Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof. Notwithstanding the foregoing, the Borrower may not request any Loans hereunder while a Change of Control Standstill Period shall be in effect pursuant to Section 3.4(e) hereof.

            (b)   Revolving Loan Borrowings.

                  (i) Notice of Borrowing. The Borrower shall request a Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing) to the Administrative Agent not later than 11:30 A.M. on the Business Day of the requested borrowing in the case of Base Rate Loans, and not later than 2:00 P.M. on the second Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable, executed by a Financial Officer of the Borrower and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business

            Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Administrative Agent shall give notice to each affected Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

                  (ii) Minimum Amounts. Each Eurodollar Loan or Base Rate Loan that is a Revolving Loan shall be in a minimum aggregate principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

                  (iii) Advances. Each Lender will make its Commitment
            Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower as specified in
            Section 3.14(a), or in such other manner as the Administrative Agent may specify in writing, by 1:00 P.M. on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the Master Account with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

            (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Termination Date, subject to the provisions of Sections 3.4(c) and (e).

            (d)   Interest. Subject to the provisions of Section 3.1,

                  (i) Base Rate Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Percentage; and

                  (ii) Eurodollar Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Eurodollar Rate plus the Applicable Percentage.

            Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

            (e) Revolving Notes. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Revolving Commitment and in substantially the form of Schedule 2.1(e).

      2.2   COMPETITIVE LOAN SUBFACILITY.

            (a) Competitive Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Borrower may, from time to time from the Closing Date until the Termination Date, request and each Lender may, in its sole discretion, agree to make, Competitive Loans in Dollars to the Borrower; provided, however, that (i) the aggregate principal amount of outstanding Competitive Loans shall not at any time exceed the Revolving Committed Amount, and (ii) the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans plus the L/C Obligations outstanding shall not at any time exceed the Revolving Committed Amount. Each Competitive Loan shall be not less than $10,000,000 in the aggregate and integral multiples of $1,000,000 in excess thereof (or the remaining portion of the Revolving Committed Amount, if less). Notwithstanding the foregoing, the Borrower may not request any Loans hereunder while a Change of Control Standstill Period shall be in effect pursuant to Section 3.4(e) hereof.

            (b) Competitive Bid Requests. The Borrower may solicit by making a written or telefax request to all of the Lenders for a Competitive Loan. To be effective, such request must be received by each of the Lenders by 2:00 P.M. one Business Day prior to the date of the requested borrowing and must specify (i) that a Competitive Loan is requested, (ii) the amount of such Competitive Loan and (iii) the Interest Period for such Competitive Loan.

            (c) Competitive Bids. Upon receipt of a request by the Borrower for a Competitive Loan, each Lender may, in its sole discretion, submit a Competitive Bid containing an offer to make a Competitive Loan in an amount up to the amount specified in the related request for Competitive Loans. Such Competitive Bid shall be submitted to the Borrower by telephone notice (to be immediately confirmed by telecopy) by 10:30 A.M. on the date of the requested Competitive Loan. Competitive Bids so made shall be irrevocable. Each Competitive Bid shall specify (i) the date of the proposed Competitive Loan, (ii) the maximum and minimum principal amounts of the Competitive Loan for which such offer is being made (which may be for all or a part of (but not more than) the amount requested by the Borrower), (iii) the applicable Competitive Bid Rate, and (iv) the applicable Interest Period.

            (d) Acceptance of Competitive Bids. The Borrower may, before 1:00 P.M. on the date of the requested Competitive Loan, accept any Competitive Bid by giving the applicable Lender and the Administrative Agent telephone notice (immediately confirmed in writing) of (i) the Lender or Lenders whose Competitive Bid(s) is/are accepted, (ii) the principal amount of the Competitive Bid(s) so accepted and (iii) the Interest Period of the Competitive Bid(s) so accepted. The Borrower may accept any Competitive Bid in whole or in part; provided, however, that (a) the principal amount of each Competitive Loan may not exceed the maximum amount offered in the Competitive Bid and may not be less than the minimum amount offered in the Competitive Bid, (b) the principal amount of each Competitive Loan may not exceed the total amount requested pursuant to subsection (a) above, (c) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if it has decided to reject a Competitive Bid made at a lower Competitive Bid Rate and (d) if the Borrower shall accept a Competitive Bid or Bids made at a particular Competitive Bid Rate but the amount of such Competitive Bid or Bids shall cause the total amount of Competitive Bids to be accepted by the Borrower to exceed the total amount requested pursuant to subsection (a) above, then the Borrower shall accept a portion of such Competitive Bid or Bids in an amount equal to the total amount requested pursuant to subsection (a) above less the amount of other Competitive Bids accepted with respect to such request, which acceptance, in the case of multiple Competitive Bids at the same Competitive Bid Rate, shall be made pro rata in accordance with each such Competitive Bid at such Competitive Bid Rate. Competitive Bids so accepted by the Borrower shall be irrevocable.

            (e) Funding of Competitive Loans. Upon acceptance by the Borrower pursuant to subsection (d) above of all or a portion of any Lender's Competitive Bid, such Lender shall, before such time as determined by such Lender in accordance with such Lender's customary practices, on the date of the requested Competitive Loan, make such Competitive Loan available by crediting the Master Account with the amount of such Competitive Loan.

            (f) Competitive Notes. The Competitive Loans of each Lender shall be evidenced by a single Competitive Note duly executed on behalf of the Borrower, dated the date hereof, in substantially the form of Schedule 2.2(f), payable to the order of such Lender.

            (g) Repayment of Competitive Loans. The Borrower shall repay to each Lender which has made a Competitive Loan on the last day of the Interest Period for such Competitive Loan the then unpaid principal amount of such Competitive Loan. Unless the Borrower shall repay the maturing Competitive Loan or give to notice to the Administrative Agent of its intent to otherwise repay such Loan not later than 11:30 A.M. on the last day of the Interest Period, the Borrower shall be deemed to have requested a Revolving Loan advance comprised of Base Rate Loans in the amount of the maturing Competitive Loan, the proceeds of which will be used to repay such Competitive Loan.

            (h) Interest on Competitive Loans. The Borrower shall pay interest to each Lender on the unpaid principal amount of each Competitive Loan from and including the date of such Competitive Loan to but excluding the stated maturity date thereof, at the applicable Competitive Bid Rate for such Competitive Loan (computed on the basis of the actual number of days elapsed over a year of 360 days). Interest on Competitive Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

            (i) Limitation on Number of Competitive Loans. The Borrower shall not request a Competitive Loan if, assuming the maximum amount of Competitive Loans so requested is borrowed as of the date of such request, the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans plus the L/C Obligations outstanding would exceed the aggregate Revolving Committed Amount.

            (j) Change in Procedures for Requesting Competitive Loans. The Borrower and the Lenders hereby agree that, notwithstanding any other provision to the contrary contained in this Credit Agreement, upon mutual agreement of the Administrative Agent and the Borrower and written notice by the Administrative Agent to the Lenders, all further requests by the Borrower for Competitive Loans shall be made by the Borrower to the Lenders through the Administrative Agent in accordance with such procedures as shall be prescribed by the Administrative Agent and acceptable to the Borrower and each Lender.

      2.3   SWINGLINE LOAN SUBFACILITY.

            (a) Swingline Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties herein set forth, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans requested by the Borrower in Dollars to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") from time to time from the Closing Date until the Termination Date for the purposes hereinafter set forth; provided, however, (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed FIFTY MILLION DOLLARS ($50,000,000.00) (the "Swingline Committed Amount"), and (ii) the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans plus the L/C Obligations outstanding shall not exceed the Revolving Committed Amount. Swingline Loans hereunder shall be made as Base Rate Loans or Quoted Rate Swingline Loans as the Borrower may request in accordance with the provisions of this Section 2.3, and may be repaid and reborrowed in accordance with the provisions hereof. Notwithstanding the foregoing, the Borrower may not request any Loans hereunder while a Change of Control Standstill Period shall be in effect pursuant to Section 3.4(e) hereof.

            (b)   Swingline Loan Advances.

                  (i) Notices; Disbursement. Whenever the Borrower desires a Swingline Loan advance hereunder it shall give written notice (or telephone notice promptly confirmed in writing) to the Swingline Lender not later than 2:00 P.M. on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day) and (C) the principal amount of the Swingline Loan advance requested. Each Swingline Loan shall be made as a Base Rate Loan or a Quoted Rate Swingline Loan and shall have such maturity date as the Swingline Lender and the Borrower shall agree upon receipt by the Swingline Lender of any such notice from the Borrower. The

            Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to the Master Account by 3:30 P.M. on the Business Day of the requested borrowing.

                  (ii) Minimum Amounts. Each Swingline Loan advance shall be in a minimum principal amount of $1,000,000 and in integral multiples of $1,000,000 in excess thereof (or the remaining amount of the Swingline Committed Amount, if less).

                  (iii) Repayment of Swingline Loans. The principal amount of all Swingline Loans shall be due and payable on the earlier of (A) the maturity date agreed to by the Swingline Lender and the Borrower with respect to such Loan (which maturity date shall not be a date more than seven (7) Business Days from the date of advance thereof),
            (B) the Termination Date, or (C) the demand of the Swingline Lender. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Lenders, demand repayment of its Swingline Loans by way of a Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Termination Date and on the date of the occurrence of any Event of Default described in Section 8.1 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 8.2. Each Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section
            4.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 3.4), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrower in accordance with the terms of subsection (c)(ii) hereof, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to the Federal Funds Rate.

            (c)   Interest on Swingline Loans.

                  (i) Subject to the provisions of Section 3.1, each Swingline Loan shall bear interest as follows:

                        (A) Base Rate Loans. If such Swingline Loan is a Base Rate Loan, at a per annum rate (computed on the basis of the actual number of days elapsed over a year of 365 days) equal to the Base Rate plus the Applicable Percentage.

                        (B) Quoted Rate Swingline Loans. If such Swingline Loan is a Quoted Rate Swingline Loan, at a per annum rate (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Quoted Rate applicable thereto.

            Notwithstanding any other provision to the contrary set forth in this Credit Agreement, in the event that the principal amount of any Quoted Rate Swingline Loan is not repaid on the last day of the Interest Period for such Loan, then such Loan shall be automatically converted into a Base Rate Loan at the end of such Interest Period.

                  (ii) Payment of Interest. Interest on Swingline Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

            (d) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in an original principal amount equal to the Swingline Committed Amount substantially in the form of Schedule 2.3(d).

      2.4   LETTERS OF CREDIT.

            (a)   The Letter of Credit Commitment.

                  (i)   Subject to the terms and conditions set forth herein,
            (A) each L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.4, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue a requested Letter of Credit for the account of the Borrower, and to amend or renew a Letter of Credit previously issued by such L/C Issuer, in accordance with subsection (b) below, and (2) to honor drafts under any Letter of Credit such L/C Issuer has issued; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit, to the extent that, as of the date of such L/C Credit Extension, (x) the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Swingline Loans plus the aggregate principal amount of the Competitive Loans plus L/C Obligations outstanding shall exceed the Revolving Committed Amount or (y) the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof. Notwithstanding the foregoing, the Borrower may not request any Letters of Credit hereunder while a Change of Control Standstill Period shall be in effect pursuant to
            Section 3.4(e) hereof.

                  (ii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

                        (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

                        (B) the expiry date of such requested Letter of Credit would occur more than eighteen months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

                        (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date (pursuant to additional documentation in form and substance satisfactory to the Administrative Agent and the applicable L/C Issuer); or

                        (D) such Letter of Credit is in a face amount less than $100,000, in the case of a commercial Letter of Credit, or $100,000, in the case of a standby Letter of Credit, or is to be denominated in a currency other than Dollars.

                  (iii) No L/C Issuer shall be under any obligation to amend any
            Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

            (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

                  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Financial Officer of the Borrower. Such L/C Application must be received by such L/C Issuer and the Administrative Agent not later than 11:00 A.M. at least three Business Days prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as such L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business
            Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may require.

                  (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer receiving such Letter of Credit Application will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by such L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof (such confirmation shall be provided to such L/C Issuer no later than the next Business Day following the Administrative Agent's receipt of a copy of such Letter of Credit Application), then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the issuing L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Commitment Percentage times the amount of such Letter of Credit.

                  (iii) If the Borrower so requests in any applicable Letter of
            Credit Application, any L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit such L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by such L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such renewal if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.2 is not then satisfied. No L/C Issuer shall be under any obligation to permit the renewal of an Auto-Renewal Letter of Credit if such L/C Issuer would have no obligation at such time to issue such Letter of Credit under the terms of this Section 2.4.

                  (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, each L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. On the Business Day that is three Business Days prior to the last Business Day of each March, June, September and December, each L/C Issuer will deliver to the Administrative Agent a report of all outstanding Letters of Credit issued, delivered, extended and/or amended by such L/C Issuer for the current calendar quarter (or portion thereof), with an estimate of any activity that is expected to occur during the remainder of such calendar quarter. The Administrative Agent shall maintain at one of its offices in Boston, Massachusetts a register for the recordation of the identity of the principal amount, type and undrawn amount of each Letter of Credit outstanding hereunder, the names and addresses of each beneficiary thereunder and the L/C Advances of the Lenders pursuant to the terms hereof from time to time (the "L/C Register").

            (c)   Drawings and Reimbursements; Funding of Participations.

                  (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 A.M. on the date of any payment by such L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing (it being understood that such reimbursement may be accomplished pursuant to the application of funds held in a cash collateral account in accordance with the documentation governing such account). If the Borrower fails to so reimburse such L/C Issuer through the Administrative Agent by such time, such L/C Issuer shall, prior to 11:30 A.M. on such date, so notify the Administrative Agent and the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and such Lender's Commitment Percentage thereof. In such event, the Borrower shall be deemed to have requested a Base Rate Loan to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.1(b)(ii) for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Committed Amount and the conditions set forth in Section 4.2 (other than the delivery of a Notice of Borrowing). Any notice given by any L/C Issuer or the Administrative Agent pursuant to this Section 2.4(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.4(c)(i) make funds available to the Administrative Agent for the account of the issuing L/C Issuer in an amount equal to its Commitment Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.4(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to such L/C Issuer.

                  (iii) With respect to any Unreimbursed Amount that is not
            fully refinanced by a Base Rate Loan because the conditions set forth in Section 4.2 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the default rate as set forth in Section 3.1. In such event, the applicable L/C Issuer shall promptly notify the Administrative Agent, who in turn will promptly notify each Lender, and each Lender (including the Lender acting as L/C Issuer) that has not made funds available to such L/C Issuer pursuant to Section 2.4(c)(ii) shall, promptly upon any such notice, make funds available to the Administrative Agent for the account of such L/C Issuer in an amount equal to its Commitment Percentage of such L/C Borrowing, whereupon each Lender that so makes funds available shall be deemed to have made payment in respect of its participation in such L/C Borrowing and such payment shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.4. Likewise, to the extent a Lender has already made funds available pursuant to Section 2.4(c)(ii) in respect of any Unreimbursed Amount and such Unreimbursed Amount may not be refinanced by a Base Rate Loan because the conditions set forth in Section 4.2 cannot be satisfied or for any other reason, the funds made available by such Lender pursuant to Section 2.4(c)(ii) in respect of such Unreimbursed Amount shall be deemed payment in respect of its participation in the related L/C Borrowing and such payment shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.4. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.

                  (iv) Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.4(c) to reimburse the issuing L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Commitment Percentage of such amount shall be solely for the account of such L/C Issuer.

                  (v) Each Lender's obligation to make Base Rate Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.4(c), shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Base Rate Loans pursuant to this Section 2.4(c) is subject to the conditions set forth in
            Section 4.2 (other than delivery by the Borrower of a Notice of Borrowing). Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse any L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

                  (vi) If any Lender fails to make available to the Administrative Agent for the account of any L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.4(c) by the time specified in Section 2.4(c)(ii), such L/C Issuer shall be entitled (acting through the Administrative Agent) to recover from such Lender, on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of such L/C Issuer submitted (through the Administrative Agent) to any Lender with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

                  (vii) With respect to any payment in respect of a Letter of
            Credit, each Lender (including the Lender acting as L/C Issuer) agrees to act in accordance with the ratable sharing of payments provisions set forth in Section 3.13.

            (d)   Repayment of Participations.

                  (i) At any time after any L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with
            Section 2.4(c), if the Administrative Agent receives for the account of such L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Commitment Percentage thereof in the same funds as those received by the Administrative Agent.

                  (ii) If any payment received by the Administrative Agent for the account of any L/C Issuer pursuant to Section 2.4(c)(i) is required to be returned, each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

            (e) Obligations Absolute. In the absence of gross negligence or willful misconduct and subject to Section 2.4(h) regarding the applicability of "ISP98" and "UCP", the obligation of the Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Base Rate Loan, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Credit Agreement, or any other agreement or instrument relating thereto;

                  (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document
            presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by any L/C Issuer under such Letter of Credit against presentation of a draft or certificate that appears on its face to be in order but that nevertheless does not strictly comply with the terms of such Letter of Credit; or any payment made by any L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any debtor relief law; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

            The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

            (f) Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuers shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No L/C Issuer nor any Affiliate thereof nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit (other than the presentation of any sight draft, certificates and documents expressly required by the Letter of Credit); provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No L/C Issuer nor any Affiliate thereof, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.4(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer's willful misconduct or gross negligence or such L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, any L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

            (g)   Cash Collateral.

                  (i) Upon the request of the Administrative Agent, (x) if an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (y) if, as of (I) the Letter of Credit Expiration Date or (II) a termination of the Commitments and an acceleration of the Borrower's obligations pursuant to Section 8.2, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately repay the then outstanding amount of all L/C Borrowings and/or Cash Collateralize the then outstanding amount of all L/C Obligations, as applicable (in an amount equal to such outstanding amount determined as of the date of such L/C Borrowing, the Letter of Credit Expiration Date or date of termination of the Commitments and acceleration of the Borrower's obligations pursuant to Section 8.2, as the case may be, such amount to be applied in the manner set forth in Section 3.3(b)(iv)).

                  (ii) Upon the (x) termination or expiration of any Letter of Credit, the Administrative Agent shall return and release to the Borrower the amounts Cash Collateralized equal to the L/C Obligation associated with the terminated or expired Letter of Credit (but only to the extent that all remaining L/C Obligations that are then required to be Cash Collateralized under this Credit Agreement are fully Cash Collateralized) or (y) payment in full in cash of all of the obligations owed under this Credit Agreement, the termination or cancellation of all Letters of Credit issued hereunder, and the termination of all commitments hereunder, the pledge, Lien and security interest granted hereby shall terminate and all rights to the amounts Cash Collateralized shall revert to the Borrower. Upon any such termination, the Administrative Agent will, at the Borrower's expense, execute and deliver to the Borrower such documents as it shall reasonably request to evidence such termination.

            (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by each L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

            (i) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

            (j) Assignments. Each Lender may assign all or a portion of its rights and obligations of participation in the Letters of Credit issued hereunder in accordance with the terms and conditions for such assignments as set forth in Section 10.3(b). If at any time Fleet or such other L/C Issuer assigns all of its Commitment and Loans pursuant to Section 10.3(b), Fleet or such L/C Issuer may, upon thirty (30) days' notice to the Borrower and the Lenders, resign as an L/C Issuer. In the event of any such resignation of an L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of any L/C Issuer. Each of Fleet, Bank of America, SunTrust and such other L/C Issuer shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Letters of Credit pursuant to Section 2.4(c)).

            (k) Amendment. Notwithstanding anything in Section 10.6 to the contrary, no provision of this Section 2.4 may be amended without the consent of any L/C Issuer directly affected thereby.

            (l) Responsibility of L/C Issuer for Causing the Letter of Credit Sublimit To Be Exceeded. If any L/C Issuer (i) issues or amends a Letter of Credit without confirming with the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof as is required pursuant to
      Section 2.4(b)(ii) (or in disregard of the information conveyed by the Administrative Agent in response to such confirmation request) or (ii) fails to provide the Administrative Agent with a proper reporting of any activity with respect to Letters of Credit issued or requested of such L/C Issuer during the current calendar quarter as is required pursuant to
      Section 2.4(b)(iv), and the result of such action or inaction is to cause, at any time, (A) the outstanding L/C Obligations to exceed the Letter of Credit Sublimit or (B) the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans plus the L/C Obligations outstanding to exceed the Revolving Committed Amount, then such L/C Issuer shall be solely responsible for collecting payment for unreimbursed draws thereunder from the Borrower, and the Lenders shall not be required to participate in the L/C Obligations relating thereto.

                                    SECTION 3

                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

      3.1   DEFAULT RATE.

      Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 1% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 1% greater than the Base Rate).

      3.2   EXTENSION AND CONVERSION.

      Subject to the terms of Section 4.2, the Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (a) except as provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (b) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (c) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and shall be in such minimum amounts as provided in Section 2.1(b)(ii), (d) no more than 25 Eurodollar Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period), (e) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month and (f) Competitive Loans and Swingline Loans may not be extended or converted pursuant to this Section 3.2. Each such extension or conversion shall be effected by a Financial Officer of the Borrower giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the Administrative Agent prior to 11:30 A.M. on the Business Day of, in the case of the extension of Base Rate Loans and prior to 2:00 P.M. on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (b), (c), (d) and (e) of
Section 4.2. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

      3.3   PREPAYMENTS.

            (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans (other than Competitive Bid Loans, which may not be prepaid) in whole or in part from time to time, subject to Section 3.11, but otherwise without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Administrative Agent and specifying the applicable Loans to be prepaid; (ii) any prepayment of Eurodollar Loans or Quoted Rate Swingline Loans will be subject to Section 3.11; and (iii) each such partial prepayment of Loans shall be (A) in the case of Revolving Loans, in a minimum principal amount of $5,000,000 and multiples of $1,000,000 in excess thereof (or, if less, the full remaining amount of the Revolving Loan being prepaid) and (B) in the case of Swingline Loans, in a minimum principal amount of $250,000 and multiples of $100,000 in excess thereof (or, if less, the full remaining amount of the then outstanding Swingline Loans). Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect.

            (b)   Mandatory Prepayments.

                  (i) Commitment Limitation. If at any time, the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Competitive Loans plus L/C Obligations outstanding plus the aggregate principal amount of outstanding Swingline Loans shall exceed the Revolving Committed Amount, the Borrower promises to immediately prepay Loans and/or Cash Collateralize undrawn L/C Obligations in an amount sufficient to eliminate such excess (such payments to be applied as set forth in clause (iv) below).

                  (ii) Letter of Credit Sublimit. If at any time, the sum of the aggregate principal amount of L/C Obligations shall exceed the Letter of Credit Sublimit, the

            Borrower shall immediately repay L/C Borrowings and, within seven
            (7) days, Cash Collateralize undrawn L/C Obligations in an amount sufficient to eliminate such excess (such payments to be applied as set forth in clause (iv) below). It is understood that if the Borrower is able to eliminate such excess within the seven-day grace period through the reduction of L/C Obligations, then no Cash Collateralization shall be required by the Borrower under this clause (iii).

                  (iii) Application of Mandatory Prepayments. All amounts
            required to be paid pursuant to this Section 3.3(b) (as well as amount required to be paid pursuant to Section 2.4(g)(i)) shall be applied as follows: (A) with respect to all amounts paid pursuant to
            Section 3.3(b)(i) or Section 3.3(b)(ii), to (I) Swingline Loans,
            (II) L/C Borrowings that have not been reimbursed through L/C Advances, (III) L/C Advances and Revolving Loans, (IV) Competitive Loans and (V) Cash Collateralize undrawn L/C Obligations and (B) with respect to all amounts paid pursuant to Section 3.3(b)(iii), to
            (I) L/C Borrowings that have not been reimbursed through L/C Advances, (II) L/C Advances and (III) Cash Collateralize undrawn L/C Obligations. Within the parameters of the applications set forth above, payments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All payments under this Section 3.3(b) shall be subject to Section 3.11, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount paid through the date of payment.

            (c) General. All prepayments made pursuant to this Section 3.3 shall (i) be subject to Section 3.11 and (ii) unless the Borrower shall specify otherwise, be applied first to Base Rate Loans, if any, and then to Eurodollar Loans in direct order of Interest Period maturities. Except as otherwise set forth in subclause (b) above, amounts prepaid on the Revolving Loans may be reborrowed in accordance with the provisions hereof.

      3.4   TERMINATION, REDUCTION AND INCREASE OF REVOLVING COMMITTED AMOUNT.

            (a) Voluntary Reductions. The Borrower may from time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon five Business Days' prior written notice to the Administrative Agent; provided, however, no such termination or reduction shall be made which would cause the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Competitive Loans plus L/C Obligations outstanding plus the aggregate principal amount of outstanding Swingline Loans to exceed the Revolving Committed Amount unless, concurrently with such termination or reduction, the Revolving Loans and/or Competitive Loans are repaid to the extent necessary to eliminate such excess. The Commitments of the Lenders shall automatically terminate on the Termination Date. The Administrative Agent shall promptly notify each affected Lender of receipt by the Administrative Agent of any notice from the Borrower pursuant to this Section 3.4(a).

            (b) Additional Commitments. The Borrower shall have the right no more than once a year to increase the Facilities up to an aggregate amount of $1,300,000,000 (with such increase to be applied pro rata to the Facilities) without the consent of the Lenders, subject however to the satisfaction of each of the following terms and conditions:

                  (i) to the knowledge of the Administrative Agent, no Default or Event of Default shall exist and be continuing at the time of such increase;

                  (ii) concurrently with the Borrower's request for such increase hereunder, the Borrower shall deliver to the Administrative Agent, an officer's certificate substantially in the form of
            Schedule 6.1(c) certifying that no Default or Event of Default has occurred and is continuing and demonstrating compliance with each of the financial covenants set forth in Sections 6.10 and 6.11 both before and after giving effect to the increase requested hereunder;

                  (iii) such increase shall be allocated in the following order:

                        (A) first, to the existing Lenders consenting to an increase in the amount of their Revolving Commitments; provided that (1) on or before the tenth Business Day following notification of a requested increase in the Revolving Committed Amount, each Lender shall notify the Borrower of the desired increase, if any, in its Revolving Commitment and (2) if the aggregate increases in the Revolving Commitments requested by the existing Lenders shall exceed the requested increase in the Revolving Committed Amount, the Revolving Commitments of such Lenders shall be increased on a pro rata basis according to the existing Commitment Percentage of such Lenders; and

                        (B) second, to any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) reasonably acceptable to the Administrative Agent and the Borrower;

                  (iv) each Person providing a new Commitment shall execute a New Commitment Agreement substantially in the form of Schedule 3.4(b) hereto and, upon such execution and the satisfaction of the other terms and conditions of this Section 3.4(b), such Person shall thereupon become a party hereto and have the rights and obligations of a Lender under this Credit Agreement as more specifically provided in the New Commitment Agreement; and

                  (v) the Administrative Agent shall promptly notify each Lender of (A) the new Revolving Committed Amount and (B) each Lender's Commitment Percentage, in each case after giving effect to the one-time increase in Revolving Commitment referred to in this
            Section 3.4(b).

            On the date (which date shall be a Business Day) on which the increase in the Revolving Committed Amount occurs the Administrative Agent and the Lenders shall make adjustments among the Lenders with respect to the Revolving Loans outstanding hereunder and under the 364-Day Revolver and amounts of principal, interest, fees and other amounts paid or payable with respect thereto as shall be necessary in order to reallocate among the Lenders such outstanding amounts based on the new Commitment Percentages and to otherwise carry out fully the terms of this Section 3.4(b). The Borrower agrees that, in connection with any such increase in the Revolving Committed Amount, it will promptly (i) provide to each Lender providing a new or increased Revolving Commitment (upon surrender of the existing Revolving Note of such Lender in the case of an existing Lender) a Revolving Note in the amount of its new or increased (as applicable) Revolving Commitment substantially in the form of the Revolving Note attached hereto as Schedule 2.1(e) (but, in the case of a new Revolving Note given to an existing Lender that increases its Revolving Commitment, with notation thereon that it is given in substitution for and replacement of the original Revolving Note or any replacement notes thereof) and (ii) provide to each Lender (upon surrender of the existing Competitive Note of such Lender in the case of an existing Lender) a Competitive Note in the amount of the new Revolving Committed Amount substantially in the form of the Competitive Note attached hereto as Schedule 2.2(f) (but, in the case of a new Competitive Note given to an existing Lender, with notation thereon that it is given in substitution for and replacement of the original Competitive Note or any replacement notes thereof). Each of the parties hereto acknowledges and agrees that no Lender shall be obligated to increase its Revolving Commitment pursuant to the terms of this Section 3.4(b).

            (c) Extension. The Borrower may, simultaneously with the first request (and only the first request) for an extension of the Termination Date of the 364-Day Revolver pursuant to Section 3.4(c) of the 364-Day Credit Agreement, by notice to the Administrative Agent, make written request of the Lenders to extend the Termination Date hereunder for an additional period of one (1) year. The Administrative Agent will give prompt notice to each of the Lenders of its receipt of any such request for extension of such Termination Date. Each Lender, in its sole discretion, shall make a determination not more than 30 days nor less than 25 days prior to the applicable termination date of the 364-Day Revolver as to whether or not it will agree to extend such Termination Date as requested; provided, however, that failure by any Lender to make a timely response to the Borrower's request for extension of such Termination Date shall be deemed to constitute a refusal by the Lender to extend such Termination Date. If, in response to a request for an extension of such Termination Date, one or more Lenders shall fail to agree to the requested extension (the "Disapproving Lenders"), then the Borrower may elect to either (A) continue the revolving credit facility hereunder at the same level of Revolving Commitments by replacing each of the Disapproving Lenders in accordance with Section 3.16, or (B) provided that the requested extension is approved by Lenders holding more than 50% of the Revolving Commitments hereunder (including for purposes hereof any Replacement Lenders which may replace a Disapproving Lender, the "Approving Lenders"), extend and continue the revolving credit facility at a lower aggregate amount equal to the Revolving Commitments held by the Approving Lenders. In any such case, (i) such Termination Date relating to the Revolving Commitments held by the

            Disapproving Lenders (other than those Disapproving Lenders replaced in accordance with Section 3.16) shall remain as then in effect with repayment of obligations held by such Disapproving Lenders being due on such date and termination of their respective Revolving Commitments on such date, and (ii) such Termination Date relating to the Revolving Commitments held by the Approving Lenders and any applicable Replacement Lenders shall be extended by an additional period of one (1) year. With respect to the L/C Obligations of any Disapproving Lenders whose Revolving Commitments are terminated on the applicable Termination Date relating to the Revolving Commitments held by such Disapproving Lenders, such L/C Obligations shall automatically be allocated among the Approving Lenders and any applicable Replacement Lenders, whereupon each such Disapproving Lender shall be released from all of its obligations to the Borrower, the Administrative Agent and/or such L/C Issuer in respect of Letters of Credit under this Credit Agreement

            (d) Termination Date. The Revolving Commitments of the Lenders, the commitment of any L/C Issuer to issue Letters of Credit under the Letter of Credit Sublimit and the Swingline Commitment of the Swingline Lender shall automatically terminate on the Termination Date.

            (e)   Change of Control.

                  (i) As set forth in Sections 2.1(a), 2.2(a), 2.3(a) and 2.4(a) above, the Borrower may not request any Loans or Letters of Credit hereunder while a Change of Control Standstill Period shall be in effect pursuant to this Section 3.4(e). Subject to the procedures set forth below in this clause (ii) of this Section 3.4(e), upon the occurrence of a Change of Control and the expiration of the 20-day notice period described below, each Lender shall have the right to terminate its Commitment hereunder and require that the Borrower prepay (and the Borrower agrees to so prepay) in full such Lender's outstanding Loans and Cash Collateralize such Lender's L/C Obligations (such amount the "Change of Control Prepayment Amount"), plus accrued and unpaid fees and interest, if any, to the date of prepayment and all other obligations due to such Lender under this Credit Agreement and the other Credit Documents. The portion of any such prepayment attributable to (and equal to) such Lender's L/C Obligations shall be retained by the applicable L/C Issuer(s) and applied to Cash Collateralize such Lender's L/C Obligations, whereupon such Lender shall be released from all of its obligations to the Borrower, the Administrative Agent and/or such L/C Issuer in respect of Letters of Credit under this Credit Agreement.

                  (ii) Upon the occurrence of any Change of Control, the Administrative Agent shall mail a notice (the "Change of Control Notice") simultaneously to all Lenders providing each Lender with notice of its rights under this Section 3.4(e) and a period of twenty (20) calendar days to evaluate the Change of Control and make a determination as to whether such Lender will terminate its Commitments and accept payment of the Change of Control Prepayment Amount, or whether such Lender will accept such Change of Control and continue as a Lender hereunder. The period beginning on the effective date of such Change of Control and continuing through the expiration of such twenty (20) notice day period shall be referred to herein as a "Change of Control Standstill Period"). The Borrower may not request any Loans hereunder while a Change of Control Standstill Period shall be in effect pursuant to this Section 3.4(e).

                  (iii) Lenders electing to have their Loans prepaid pursuant to this Section 3.4(e) shall so notify the Administrative Agent as directed in the Change of Control Notice; provided, however, that failure by any Lender to make a timely response shall be deemed to constitute an election by such Lender to terminate its Commitment and accept prepayment of its Loans. Upon the expiration date of the Change of Control Standstill Period, (A) all Lenders electing to terminate their Commitments (the "Terminating Lenders") shall surrender their Notes to the Administrative Agent at the address specified in Section 11.02, (B) all Notes held by Terminating Lenders shall be cancelled by the Borrower and the Borrower shall pay the applicable Change of Control Prepayment Amounts to the Administrative Agent, for the account of the Terminating Lenders, and all other Obligations due to the Terminating Lenders under this Agreement and the other Credit Documents, (C) the Commitments of the Terminating Lenders hereunder shall be terminated and the Revolving Committed Amount shall be automatically reduced by an amount equal to the aggregate amount of the Commitments so terminated, and (D) and the Commitments of those Lenders not electing to terminate their Commitments shall automatically continue.

            (f) General. The Borrower shall pay to the Administrative Agent for the account of the Lenders in accordance with the terms of Section 3.5(a), on the date of each termination or reduction of the Revolving Committed Amount, the Facility Fee accrued through the date of such termination or reduction on the amount of the Revolving Committed Amount so terminated or reduced.

      3.5   FEES.

            (a) Facility Fee. In consideration of the Revolving Commitments of the Lenders hereunder, the Borrower agrees to pay to the Administrative Agent for the account of each Lender a fee (the "Facility Fee") on the Revolving Committed Amount computed at a per annum rate for each day during the applicable Facility Fee Calculation Period (hereinafter defined) equal to the Applicable Percentage in effect from time to time. The Facility Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last Business Day of each March, June, September and December (and any date that the Revolving Committed Amount is reduced or increased as provided in Section 3.4 and the Termination
      Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Facility Fee is payable hereunder being herein referred to as a "Facility Fee Calculation Period"), beginning with the first of such dates to occur after the Closing Date.

            (b) Administrative Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, the fees referred to in the Administrative Agent's Fee Letter (collectively, the "Administrative Agent's Fees").

            (c) Utilization Fee. During such periods as the aggregate principal amount of all outstanding Loans, plus all L/C Obligations outstanding is greater than or equal to 50% of the Revolving Committed Amount (each such period a "Utilization Fee Period"), the Borrower agrees to pay to the Administrative Agent for the account of each Lender a fee (the "Utilization Fee") on all Loans outstanding, plus all L/C Obligations outstanding during each such Utilization Fee Period computed at a per annum rate for each day during such period equal to the Applicable Percentage for the Utilization Fee in effect from time to time. The Utilization Fee shall be due and payable in arrears on the last Business Day of each March, June, September and December for all Utilization Fee Periods occurring during the immediately preceding quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

            (d)   Letter of Credit Fees.

                  (i) Letter of Credit Fee. In consideration of the issuance of Letters of Credit hereunder, the Borrower promises to pay to the Administrative Agent for the account of each Lender a fee (the "Letter of Credit Fee") on such Lender's Commitment Percentage of the average daily maximum amount available to be drawn under each Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage for Eurodollar Loans and Letter of Credit Fee. The Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

                  (ii) L/C Issuer Fees. In addition to the Letter of Credit Fee payable pursuant to clause (i) above, the Borrower promises to pay to each L/C Issuer for its own account without sharing by the other Lenders (A) a letter of credit fronting fee as negotiated between the Borrower and such L/C Issuer on the average daily maximum amount available to be drawn under each Letter of Credit issued by such L/C Issuer computed at the per annum rate for each day from the date of issuance to the date of expiration and (B) such other customary charges from time to time of such L/C Issuer with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, and other processing fees, and other standard costs and charges, of such L/C Issuer relating to such Letters of Credit as from time to time in effect, due and payable on demand therefor by such L/C Issuer (collectively, the "L/C Issuer Fees").

      3.6   CAPITAL ADEQUACY.

      If any Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Credit Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the Closing Date in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the Closing Date which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the Closing Date, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the Closing Date.

      3.7   INABILITY TO DETERMINE INTEREST RATE.

      If prior to the first day of any Interest Period, the Administrative Agent shall have reasonably determined that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans and (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

      3.8   ILLEGALITY.

      Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.11.

      3.9   YIELD PROTECTION.

      If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

            (a) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder;

            (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the Base Rate);

and the result of which is to increase the cost to any Lender of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Lender;

then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitments. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

      3.10  WITHHOLDING TAX EXEMPTION.

      Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

            (a) (i) on or before the date of any payment by the Borrower under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Administrative Agent (A) two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                  (ii)  deliver to the Borrower and the Administrative Agent two
            (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

            (b) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (i) represent to the Borrower (for the benefit of the Borrower and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (ii) agree to furnish to the Borrower on or before the date of any payment by the Borrower, with a copy to the Administrative Agent two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two (2) further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent in either case. Each Person that shall become a Lender or a participant of a Lender pursuant to subsection 10.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a participant of a Lender the obligations of such participant of a Lender pursuant to this Section 3.10 shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

      3.11  INDEMNITY.

      The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans or Quoted Rate Swingline Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement,
(b) default by the Borrower in making any prepayment of a Eurodollar Loan or a Quoted Rate Swingline Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement or (c) the making of a prepayment of Eurodollar Loans or Quoted Rate Swingline Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this Section 3.11 shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

      3.12  PRO RATA TREATMENT.

      Except to the extent otherwise provided herein:

            (a) Loans. Each Loan, each payment or prepayment of principal of any Loan, each payment of interest on the Loans, each payment of Facility Fees, each payment of Utilization Fees, each reduction of the Revolving Committed Amount and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans and Participation Interests. With respect to Competitive Loans, if the Borrower fails to specify the particular Competitive Loan or Loans as to which any payment or other amount should be applied and it is not otherwise clear as to the particular Competitive Loan or Loans to which such payment or other amounts relate, or any such payment or other amount is to be applied to Competitive Loans without regard to any such direction by the Borrower, then each payment or prepayment of principal on Competitive Loans and each payment of interest or other amount on or in respect of Competitive Loans, shall be allocated pro rata among the relevant Lenders of Competitive Loans in accordance with the then outstanding amounts of their respective Competitive Loans.

            (b) Advances. Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its ratable share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by such Lender within the time period specified therefor hereunder, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the Federal Funds Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

      3.13  SHARING OF PAYMENTS.

      The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.13 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this
Section 3.13 to share in the benefits of any recovery on such secured claim.

      3.14  PAYMENTS, COMPUTATIONS, ETC.

            (a) Except as otherwise specifically provided herein, all payments hereunder (other than payments in respect of Competitive Loans) shall be made to the Administrative Agent in dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, at the Administrative Agent's office specified in Schedule 2.1(a) not later than 4:00 P.M. on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Administrative Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement (other than payments in respect of Competitive Loans), specify to the Administrative Agent the Loans, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.12(a)). The Administrative Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment to such Lenders on the next succeeding Business Day. All payments of principal and interest in respect of Competitive Loans shall be made in accordance with the terms of Section 2.2. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which (unless the Base Rate is determined by reference to the Federal Funds Rate) shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

            (b) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of the Loans, L/C Obligations, Fees or any other amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

                  SECOND, to payment of any fees owed to the Administrative
            Agent;

                  THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to amounts owing to such Lender;

                  FOURTH, to the payment of accrued fees and interest;

                  FIFTH, to the payment of the outstanding principal amount of the Loans (including, without limitation, the payment or cash collateralization of the outstanding L/C Obligations);

                  SIXTH, to all other amounts and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                  SEVENTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.

                  In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender bears to the aggregate then outstanding Loans) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIRST" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be Cash Collateralized by the Administrative Agent and applied (A) first, to reimburse the applicable L/C Issuers from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "THIRD" and "SIXTH" above in the manner provided in this
            Section 3.14(b).

      3.15  EVIDENCE OF DEBT.

            (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

            (b) The Administrative Agent shall maintain the Register pursuant to Section 10.3(c) hereof, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of the Borrower and each Lender's share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

            (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.15 (and, if consistent with the entries of the Administrative Agent, subsection (a)) shall be prima facie, but not conclusive, evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms hereof.

      3.16  REPLACEMENT OF LENDERS.

      In the event any Lender delivers to the Borrower any notice in accordance with Sections 3.6, 3.8, 3.9 or 3.10, then the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Lender (the "Replaced Lender") with one or more additional banks or financial institutions (collectively, the "Replacement Lender"), provided that (A) at the time of any replacement pursuant to this Section 3.16, the Replacement Lender shall enter into one or more assignment agreements substantially in the form of Schedule 10.3(b) pursuant to, and in accordance with the terms of, Section 10.3(b) (and with all fees payable pursuant to said Section 10.3(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the rights and obligations of the Replaced Lender hereunder and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (a) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, and (b) all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 3.5(a), and (B) all obligations of the Borrower owing to the Replaced Lender (including all obligations, if any, owing pursuant to Section 3.6, 3.8 or 3.9, but excluding those obligations specifically described in clause (A) above in respect of which the assignment purchase price has been, or is concurrently being paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

                                    SECTION 4

                                   CONDITIONS

      4.1   CLOSING CONDITIONS.

      The obligation of the Lenders to enter into this Credit Agreement and to make the initial Loans shall be subject to satisfaction of the following conditions (in form and substance acceptable to the Lenders):

            (a) The Administrative Agent shall have received original counterparts of this Credit Agreement executed by each of the parties hereto;

            (b) The Administrative Agent shall have received an appropriate original Revolving Note for each Lender requesting a Revolving Note, executed by the Borrower;

            (c) The Administrative Agent shall have received an appropriate original Competitive Note for each Lender requesting a Competitive Note, executed by the Borrower;

            (d) The Administrative Agent shall have received an appropriate original Swingline Note for the Swingline Lender, executed by the Borrower;

            (e) The Administrative Agent shall have received all documents it may reasonably request relating to the existence and good standing of the Borrower, the corporate or other necessary authority for and the validity of the Credit Documents, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent;

            (f) The Administrative Agent shall have received a legal opinion of Harry L. Goldsmith, Esq., general counsel for the Borrower, dated as of the Closing Date and substantially in the form of Schedule 4.1(f);

            (g) Since August 30, 2003 there shall not have occurred nor otherwise exist an event or condition which has a Material Adverse Effect;

            (h) The Administrative Agent shall have received, for its own account and for the accounts of the Lenders, all fees and expenses required by this Credit Agreement or any other Credit Document to be paid on or before the Closing Date;

            (i) The Administrative Agent shall have received evidence that all obligations due and owing under the Existing Five-Year Credit Agreement shall have been paid in full;

            (j) The Administrative Agent shall have received evidence that the "Closing Date" under the 364-Day Credit Agreement shall have occurred simultaneously; and

            (k) The Administrative Agent shall have received such other documents, agreements or information which may be reasonably requested by the Administrative Agent.

      4.2   CONDITIONS TO ALL EXTENSIONS OF CREDIT.

      The obligations of each Lender to make, convert or extend any Loan (including the initial Loans), and of any L/C Issuer to issue a Letter of Credit hereunder are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 4.1:

            (a) The Borrower shall have delivered (A) in the case of any Revolving Loan to the Administrative Agent, an appropriate Notice of Borrowing or Notice of Extension/Conversion, (B) in the case of any Swingline Loan to the Administrative Agent, an appropriate Notice of Borrowing or Notice of Extension/Conversion or (C) in the case of any Letter of Credit, to the applicable L/C Issuer an appropriate request for issuance (with a copy to the Administrative Agent) in accordance with the provisions of Section 2.4(b);

            (l) The representations and warranties set forth in Section 5 shall be, subject to the limitations set forth therein, true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);

            (m) There shall not have been commenced against the Borrower an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded;

            (n) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto; and

            (e) Immediately after giving effect to the making of such Loan (and the application of the proceeds thereof) or the issuance of such Letter of Credit, as applicable, the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans plus the L/C Obligations outstanding shall not exceed the Revolving Committed Amount.

The delivery of each Notice of Borrowing and each Notice of Extension/Conversion shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c), (d) and (e) above. Notwithstanding the foregoing, the Borrower may not request any Loans hereunder while a Change of Control Standstill Period shall be in effect pursuant to
Section 3.4(e) hereof.

                                    SECTION 5

                         REPRESENTATIONS AND WARRANTIES

      The Borrower hereby represents to the Administrative Agent and each Lender that:

      5.1   FINANCIAL CONDITION.

      The audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of August 30, 2003 and the audited consolidated statements of earnings and statements of cash flows for the year ended August 30, 2003 have heretofore been furnished to each Lender. Such financial statements (including the notes thereto) (a) have been audited by Ernst & Young LLP, (b) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (c) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such date and for such periods. During the period from August 30, 2003 to and including the Closing Date, there has been no sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any material part of the business or property of the Borrower and its consolidated Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any capital stock of any other person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries, taken as a whole, in each case, which, is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date. Since August 30, 2003, through and including the Closing Date, there has not occurred an event or condition which has had a Material Adverse Effect.

      5.2   ORGANIZATION; EXISTENCE; COMPLIANCE WITH LAW.

      Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect, and (d) is in compliance with all material Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

      5.3   POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

      The Borrower has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and in the case of the Borrower, to borrow hereunder, and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of the Borrower in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which the Borrower is a party. This Credit Agreement has been, and each other Credit Document to which the Borrower is a party will be, duly executed and delivered on behalf of the Borrower. This Credit Agreement constitutes, and each other Credit Document to which the Borrower is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

      5.4   NO LEGAL BAR.

      The execution, delivery and performance of the Credit Documents by the Borrower, the borrowings hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or contractual obligation of the Borrower or any of its Subsidiaries in any respect that would reasonably be expected to have a Material Adverse Effect, (b) will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of any of the Borrower or any of its Subsidiaries pursuant to any such Requirement of Law or contractual obligation, and (c) will not violate or conflict with any provision of the Borrower's articles of incorporation or by-laws.

      5.5   NO MATERIAL LITIGATION.

      Except as disclosed in Schedule 5.5, there are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower, any of its Subsidiaries or any of its properties before any Governmental Authority that (a) could reasonably be expected to have a Material Adverse Effect or (b) in any manner draw into question the validity, legality or enforceability of any Credit Document or any transaction contemplated thereby.

      5.6   NO DEFAULT.

      Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of their contractual obligations in any respect which would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

      5.7   OWNERSHIP OF PROPERTY; LIENS.

      Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien, except for Permitted Liens.

      5.8   NO BURDENSOME RESTRICTIONS.

      Except as previously disclosed in writing to the Lenders on or prior to the Closing Date, no Requirement of Law or contractual obligation of the Borrower or any of its Subsidiaries would be reasonably expected to have a Material Adverse Effect.

      5.9   TAXES.

      Each of the Borrower and its Subsidiaries has filed or caused to be filed all United States federal income tax returns and all other material tax returns which, to the best knowledge of the Borrower, are required to be filed and has paid (a) all taxes shown to be due and payable on said returns or (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested and with respect to which reserves in conformity with GAAP have been provided on the books of such Person), and no tax Lien has been filed, and, to the best knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

      5.10  ERISA.

      Except as would not result in a Material Adverse Effect:

            (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Borrower, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and
      Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Single Employer Plan and, to the best knowledge of the Borrower, each Multiemployer Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

            (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

            (c) Neither the Borrower, any of the Subsidiaries of the Borrower nor any ERISA Affiliate has incurred, or, to the best knowledge of the Borrower, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower, any of the Subsidiaries of the Borrower nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if the Borrower, any of the Subsidiaries of the Borrower or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither the Borrower, any of the Subsidiaries of the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Borrower, reasonably expected to be in reorganization, insolvent, or terminated.

            (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject the Borrower, any of the Subsidiaries of the

      Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower, any of the Subsidiaries of the Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

            (e) Neither the Borrower, any Subsidiary of the Borrower nor any ERISA Affiliates has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106.

            (f) Neither the execution and delivery of this Credit Agreement nor the consummation of the financing transactions contemplated thereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Borrower in the preceding sentence is made in reliance upon and subject to the accuracy of the Lenders' representation in Section 10.15 with respect to their source of funds and is subject, in the event that the source of the funds used by the Lenders in connection with this transaction is an insurance company's general asset account, to the application of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35,925 (1995), compliance with the regulations issued under Section 401(c)(1)(A) of ERISA, or the issuance of any other prohibited transaction exemption or similar relief, to the effect that assets in an insurance company's general asset account do not constitute assets of an "employee benefit plan" within the meaning of Section 3(3) of ERISA of a "plan" within the meaning of Section 4975(e)(1) of the Code.

      5.11  GOVERNMENTAL REGULATIONS, ETC.

            (a) No part of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" in violation of Regulation U. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meanings of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U or X.

            (b) Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, neither the Borrower nor any of its Subsidiaries is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (c) Each of the Borrower and its Subsidiaries has obtained all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its respective Property and to the conduct of its business, except where such failure could not reasonably be expected to have a Material Adverse Effect.

            (d) Neither the Borrower nor any of its Subsidiaries is in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, environmental laws and regulations), except where such violation could not reasonably be expected to have a Material Adverse Effect.

            (e) Each of the Borrower and its Subsidiaries is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions, except where such failure could not reasonably be expected to have a Material Adverse Effect.

      5.12  SUBSIDIARIES.

      Schedule 5.12 sets forth all the Subsidiaries of the Borrower at the Closing Date, the jurisdiction of their organization and the direct or indirect ownership interest of the Borrower therein.

      5.13  PURPOSE OF LOANS.

      The proceeds of the Loans hereunder shall be used solely by the Borrower to (a) to refinance existing Indebtedness of the Borrower under existing credit agreements, (b) repurchase stock in the Borrower, (c) to finance acquisitions to the extent permitted under this Credit Agreement and (d) for the working capital, commercial paper back up, capital expenditures and other lawful corporate purposes of the Borrower and its Subsidiaries. The Letters of Credit shall be used only for or in connection with obligations relating to transactions entered into by the Borrower in the ordinary course of business.

      5.14  DISCLOSURE.

      No certificate (including any financial statements or other documents or attached thereto) furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Credit Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    SECTION 6

                              AFFIRMATIVE COVENANTS

      The Borrower hereby covenants and agrees that so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

      6.1   INFORMATION COVENANTS.

      The Borrower will furnish, or cause to be furnished, to the Administrative Agent and the Lenders:

            (a) Annual Financial Statements. As soon as available, and in any event within 100 days after the close of each fiscal year of the Borrower and its Subsidiaries, a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by Ernst & Young LLP (or independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent) and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Borrower and its Subsidiaries as a going concern.

            (b) Quarterly Financial Statements. As soon as available, and in any event within 50 days after the close of each fiscal quarter of the Borrower and its Subsidiaries (other than the fourth fiscal quarter, in which case 100 days after the end thereof) a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of a Financial Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

            (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 6.1(a) and 6.1(b) above, a certificate of a Financial Officer of the

      Borrower substantially in the form of Schedule 6.1(c), (i) demonstrating compliance with the financial covenants contained in Sections 6.10 and
      6.11 by calculation thereof as of the end of each such fiscal period and
      (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

            (d) Reports. Promptly upon transmission or receipt thereof, (a) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as the Borrower or any of its Subsidiaries shall send to its shareholders or to a holder of any Indebtedness owed by the Borrower or any of its Subsidiaries in its capacity as such a holder and (b) upon the request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

            (e) Notices. Upon obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent immediately of (a) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower propose to take with respect thereto, and (b) the occurrence of any of the following with respect to the Borrower or any of its Subsidiaries (i) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined is reasonably likely to have a Material Adverse Effect, (ii) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which would likely have a Material Adverse Effect, or (iii) any notice or determination concerning the imposition of any withdrawal liability by a Multiemployer Plan against such Person or any ERISA Affiliate, the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA or the termination of any Plan.

            (f) ERISA. Upon obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent promptly (and in any event within five business days) of: (i) of any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrower or any of its ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Borrower, any of the Subsidiaries of the Borrower or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any

      Plan that reasonably could be expected to have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by a Financial Officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Borrower with respect thereto. Promptly upon request, the Borrower shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

            (g) Change of Control; Reorganization. Upon obtaining knowledge thereof, the Borrower will promptly provide the Administrative Agent and the Lenders with (i) written notice of any actual or expected Change of Control or Reorganization, (ii) the circumstances and relevant facts regarding such Change of Control or Reorganization (including the information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control or Reorganization, as the case may be), and (iii) such additional information and documents regarding such Change of Control or Reorganization as may be reasonably requested by the Administrative Agent and/or any Lender.

            (h) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Borrower or any of its Subsidiaries as the Administrative Agent or the Required Lenders may reasonably request.

      6.2   PRESERVATION OF EXISTENCE AND FRANCHISES.

      Except as would not result in a Material Adverse Effect, the Borrower will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority.

      6.3   BOOKS AND RECORDS.

      The Borrower will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

      6.4   COMPLIANCE WITH LAW.

      The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property if noncompliance with any such law, rule, regulation, order or restriction would have a Material Adverse Effect.

      6.5   PAYMENT OF TAXES AND OTHER INDEBTEDNESS.

      Except as otherwise provided pursuant to the terms of the definition of "Permitted Liens" set forth in Section 1.1, the Borrower will, and will cause each of its Subsidiaries to, pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due.

      6.6   INSURANCE.

      The Borrower will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance, which may include self insurance, in such amounts and covering such risks as is consistent with sound business practices and similarly situated corporations.

      6.7   MAINTENANCE OF PROPERTY.

      The Borrower will, and will cause each of its Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

      6.8   USE OF PROCEEDS.

      The Borrower will use the proceeds of the Loans solely for the purposes set forth in Section 5.13.

      6.9   AUDITS/INSPECTIONS.

      Upon reasonable notice and during normal business hours, the Borrower will, and will cause each of its Subsidiaries to, permit representatives appointed by the Administrative Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person.

      6.10  ADJUSTED DEBT TO EBITDAR RATIO.

      The Borrower shall cause the ratio of Consolidated Adjusted Debt to Consolidated EBITDAR as of the last day of each fiscal quarter to be no greater than 3.00 to 1.00.

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

      6.11  INTEREST COVERAGE RATIO.

      The Borrower shall cause the Consolidated Interest Coverage Ratio as of the last day of each fiscal quarter to be no less than 2.50 to 1.0.

                                    SECTION 7

                               NEGATIVE COVENANTS

      The Borrower hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

      7.1   LIENS.

      The Borrower will not, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of their Property, whether now owned or after acquired, except for Permitted Liens.

      7.2   NATURE OF BUSINESS.

      The Borrower will not, nor will it permit any of its Subsidiaries to, substantively alter the character or conduct of the business conducted by any such Person as of the Closing Date.

      7.3   CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS, ETC.

      The   Borrower will not, nor will it permit any of its Subsidiaries to:

            (a) except in connection with a disposition of assets permitted by the terms of subsection (c) below, dissolve, liquidate or wind up their affairs;

            (b) enter into any transaction of merger or consolidation; provided, however, that, so long as no Default or Event of Default would be directly or indirectly caused as a result thereof, (i) the Borrower may merge or consolidate with any of its Subsidiaries provided that the Borrower is the surviving corporation; (ii) any Subsidiary of the Borrower may merge or consolidate with any other Subsidiary of the Borrower; (iii) the Borrower or any of its Subsidiaries may merge or consolidate with any Person (other than the Borrower or any of its Subsidiaries) provided that
      (A) the Borrower or a Subsidiary of the Borrower is the surviving corporation and (B) after giving effect on a pro forma basis to such merger or consolidation, no Default or Event of Default would exist hereunder; and (iv) the Borrower may consummate the Reorganization pursuant to and in accordance with the provisions of the last paragraph of this Section 7.3.

            (c) sell, lease, transfer or otherwise dispose of Property owned by and material to the Borrower and its Subsidiaries, taken as a whole (other than (i) any such sale, lease, transfer or other disposition by a Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower), provided, however, for the purposes of this subsection (c), sale-leaseback transactions entered into by the Borrower or its Subsidiaries shall not be deemed material to the Borrower and its Subsidiaries, taken as a whole to the extent the aggregate amount with respect to all such transactions entered into after the Closing Date does not exceed $500,000,000; and, provided further, the Borrower may consummate the Reorganization pursuant to and in accordance with the last paragraph of this Section 7.3; or

            (d) except as otherwise permitted by Section 7.3(a) or Section 7.3(b), acquire all or any portion of the capital stock or securities of any other Person or purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any substantial part of the Property of any other Person; provided that (i) the Borrower or any of its Subsidiaries shall be permitted to make acquisitions of the type referred to in this Section 7.3(d), so long as such acquisitions are non-hostile and (ii) after giving effect on a pro forma basis to any such acquisition (including but not limited to any Indebtedness to be incurred or assumed by the Borrower or any of its Subsidiaries in connection therewith), no Default or Event of Default would exist hereunder.

      Notwithstanding the foregoing, but subject to the following provisions of this paragraph, the Borrower will be permitted to effect an internal reorganization that will result in the AutoZone parent company changing its state of incorporation from Nevada to Delaware and that will be accomplished either by (i) the Borrower merging with and into a new wholly-owned Subsidiary of the Borrower, which Subsidiary (x) will be incorporated in the state of Delaware and the surviving corporation of such merger, (y) shall, as a result of such merger, assume by operation of law all of the rights and obligations of the Borrower under the Credit Agreement, and (z) shall, immediately after the consummation of such merger, have management and controlling ownership substantially similar to that of the Borrower immediately prior to the consummation of such merger or (ii) the Borrower becoming a wholly-owned Subsidiary of a new holding company incorporated in the State of Delaware, the outstanding capital stock of which holding company will be owned by the current shareholders of the Borrower (either such transaction, the "Reorganization"). The Lenders hereby agree that the Borrower shall be permitted to consummate the Reorganization so long as (i) the consummation of the Reorganization shall not result in a material and adverse impact to the interests of the Administrative Agent and/or the Lenders under the Credit Agreement and the Notes, and (ii) after giving effect to the Reorganization, (A) the Borrower become a wholly-owned subsidiary of a corporation organized in the State of Delaware and
(B) that the management and controlling ownership of such parent corporation immediately after the consummation of the Reorganization be substantially similar to that of the Borrower immediately prior to the consummation of the Reorganization. The Borrower hereby agrees (i) to provide the Administrative Agent and the Lenders with such additional information and documents related to the Reorganization as may be reasonably requested by the Administrative Agent and/or any Lender and (ii) to execute within a reasonable time after consummation of the Reorganization (not to exceed sixty (60) days unless otherwise agreed by the Administrative Agent) such appropriate amendments, corporate authority documents and other supporting documents to or under the Credit Agreement evidencing any changes made necessary by the consummation of the Reorganization (including, without limitation, (x) in the event the Borrower merges with and into a new wholly-owned Subsidiary of the Borrower, a legal opinion of Borrower's counsel, in form and substance reasonably acceptable to the Administrative Agent's legal counsel, addressing the enforceability of the Credit Documents with respect to such surviving Subsidiary and (y) in the event that the Borrower becomes a wholly-owned subsidiary of a new parent holding company incorporated in Delaware, a guaranty by such new parent holding company of the Borrower's obligations under the Credit Agreement) and such other changes as may be mutually agreed to by the Borrower (or its successor, if applicable) and the parties hereto, each in form and substance reasonably acceptable to the Borrower (or its successor, if applicable), the Administrative Agent and the Required Lenders. The Borrower acknowledges that the agreement of the Lenders evidenced in this paragraph is given in reliance upon the foregoing conditions and agreements and shall be deemed revoked if any such condition or agreement is breached.

      7.4   FISCAL YEAR.

      The Borrower will not, nor will it permit any of its Subsidiaries to, change its fiscal year without first obtaining the written consent of the Required Lenders (such consent not to be unreasonably withheld).

      7.5   SUBSIDIARY INDEBTEDNESS.

      The Borrower will not permit any of its Subsidiaries to contract, create, incur, assume or permit to exist any Indebtedness, except:

            (a) Indebtedness set forth on Schedule 7.5 (and any renewals, refinancings or extensions thereof on terms and conditions no more favorable, in the aggregate, to such creditor than such existing Indebtedness and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension);

            (b) intercompany Indebtedness owed by a Subsidiary of the Borrower to the Borrower or to another wholly-owned Subsidiary of the Borrower;

            (c) Indebtedness of the Subsidiaries incurred after the Closing Date to provide all or a portion of the purchase price of short-lived assets (such as trucks and computer equipment) which may be treated as Capital Leases in accordance with GAAP in an aggregate amount not to exceed $50,000,000 in any fiscal year;

            (d) Indebtedness of the Subsidiaries incurred in connection with synthetic leases, tax retention operating leases, off-balance sheet loans or similar off-balance sheet financings in an aggregate amount not to exceed $150,000,000 in any two consecutive fiscal years;

            (e) Indebtedness of the Mexican Subsidiaries in an aggregate principal amount for all Mexican Subsidiaries not to exceed $150,000,000 at any time outstanding; and

            (f) other Indebtedness in an aggregate principal amount not to exceed $25,000,000 at any time outstanding.

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                                    SECTION 8

                                EVENTS OF DEFAULT

      8.1   EVENTS OF DEFAULT.

      An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

            (a)   Payment. The Borrower shall

                  (i) default in the payment when due of any principal of any of the Loans, or

                  (ii) default, and such default shall continue for five (5) or more Business Days, in the payment when due of any interest on the Loans, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

            (b) Representations. Any representation, warranty or statement made or deemed to be made by the Borrower herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

            (c)   Covenants. The Borrower shall

                  (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 6.2, 6.8, 6.10,
            6.11 or 7.1 through 7.3, inclusive, and 7.5, or

                  (ii) default in the due performance of any term, covenant or agreement contained in Section 6.1 and such default shall continue unremedied for a period of at least 5 days after the earlier of a responsible officer of the Borrower becoming aware of such default or notice thereof by the Administrative Agent.

                  (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i) or (c)(ii) of this Section 8.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a responsible officer of the Borrower becoming aware of such default or notice thereof by the Administrative Agent; or

            (d) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to the Borrower or any of its Subsidiaries; or

            (e) Other Indebtedness. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement or owing to the Borrower or any of its Subsidiaries) in excess of $35,000,000 in the aggregate for the Borrower and its Subsidiaries taken as a whole, (i) the Borrower or any of its Subsidiaries shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause, any such Indebtedness to become due prior to the applicable maturity date, but after the expiration of all applicable grace periods, and such Indebtedness shall not be repaid when due; or (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof and shall not be repaid when due; or

            (f) Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability of $25,000,000 or more in the aggregate (to the extent not paid or covered by insurance) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof, or if longer, within the applicable appeal period (but in no event for more than 90 days from the entry thereof); or

            (g) ERISA. Any of the following events or conditions, if such event or condition reasonably could be expected to have a Material Adverse
      Effect: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate in favor of the PBGC or a Plan; (2) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; or
      (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

            (i) Letters of Credit. The Borrower shall (i) default in the payment when due of any reimbursement obligations arising from drawings under Letters of Credit (it being understood that such payment may be accomplished pursuant to the application of proceeds from a new Base Rate Loan made in accordance with the provisions of Section 2.4(c) or pursuant to the application of funds held in a cash collateral account) or (ii) default, and such defaults shall continue for five (5) or more Business Days, in the payment when due of any interest on any reimbursement obligations arising from drawings under Letters of Credit.

      8.2   ACCELERATION; REMEDIES.

      Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the Required Lenders or cured to the satisfaction of the Required Lenders (pursuant to the voting procedures in Section 10.6), the Administrative Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower take any of the following actions:

            (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

            (b) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans and any and all other indebtedness or obligations of any and every kind owing by the Borrower to the Administrative Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

            (c) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents and all rights of set-off.

            (d) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 8.1(d), it will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent (or as otherwise specified in the definition of "Cash Collateralize"), for the benefit of the Lenders, in a cash collateral account as additional security for the L/C Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

            Notwithstanding the foregoing, if an Event of Default specified in
      Section 8.1(d) shall occur, then the Commitments shall automatically terminate and all Loans, reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Administrative Agent and/or any of the Lenders hereunder in respect thereof automatically shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders.

                                    SECTION 9

                                AGENCY PROVISIONS

      9.1   APPOINTMENT.

      (a) Each Lender hereby designates and appoints Fleet National Bank as administrative agent (in such capacity as Administrative Agent hereunder, the "Administrative Agent") of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Administrative Agent as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Administrative Agent. The provisions of this Section are solely for the benefit of the Administrative Agent and the Lenders and the Borrower shall have no rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any of its Affiliates.

      (b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for such L/C Issuer with respect thereto; provided, however, that such L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 9 with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Section 9 included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

      9.2   DELEGATION OF DUTIES.

      The Administrative Agent may execute any of its respective duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties; provided that the use of any agents or attorneys-in-fact shall not relieve the Administrative Agent of its duties hereunder.

      9.3   EXCULPATORY PROVISIONS.

      The Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates shall not be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Administrative Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Borrower to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Borrower or any of its Affiliates.

      9.4   RELIANCE ON COMMUNICATIONS.

      The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower, independent accountants and other experts selected by the Administrative Agent with reasonable care). The Administrative Agent may deem and treat the Lenders as the owner of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 10.3(b) hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 10.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

      9.5   NOTICE OF DEFAULT.

      The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

      9.6   NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.

      Each Lender expressly acknowledges that each of the Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates has not made any representations or warranties to it and that no act by the Administrative Agent or any affiliate thereof hereinafter taken, including any review of the affairs of the Borrower or any of its Affiliates, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower or its Affiliates and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower or any of its Affiliates which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

      9.7   INDEMNIFICATION.

      The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do

so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interests of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the final payment of all of the obligations of the Borrower hereunder and under the other Credit Documents) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder.

      9.8   ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

      Fleet, each other L/C Issuer and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Borrower and its respective Affiliates as though Fleet were not the Administrative Agent or such L/C Issuer were not an L/C Issuer hereunder, as applicable, and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Fleet, each L/C Issuer and their respective Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that neither the Administrative Agent nor such L/C Issuer shall be under any obligation to provide such information to them. With respect to its Loans or any Letter of Credit issued by it, Fleet or such other L/C Issuer, as applicable, shall have the same rights and powers under the Credit Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or an L/C Issuer, and the terms "Lender" and "Lenders" include Fleet or such other L/C Issuer, as applicable, in its individual capacity.

      9.9   SUCCESSOR ADMINISTRATIVE AGENT.

      The Administrative Agent may, at any time, resign upon 20 days' written notice to the Lenders, and may be removed, upon show of cause, by the Required Lenders upon 30 days' written notice to the Administrative Agent. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent; provided that, so long as no Default or Event of Default has occurred and is continuing, such successor Administrative Agent shall be reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the notice of resignation or notice of removal, as appropriate, then the retiring Administrative Agent shall select a successor Administrative Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.

      9.10  SYNDICATION AGENT.

      The Syndication Agent, in its capacity as such, shall have no rights, powers, duties or obligations under this Credit Agreement or any of the other Credit Documents.

                                   SECTION 10

                                  MISCELLANEOUS

      10.1  NOTICES.

      Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted and received (by confirmation of receipt) via telecopy (or other facsimile device) to the number set out below, (iii) the day on which the same has been delivered by a reputable national overnight air courier service to the addressee, or (iv) the day on which the same is delivered to the addressee or delivery refused by the addressee by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower and the Administrative Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 2.1(a), or at such other address as such party may specify by written notice to the other parties hereto:

                  if to the Borrower:

                           AutoZone, Inc.
                           123 South Front Street
                           Memphis, TN  38103
                           Attn:  Chief Financial Officer
                           Telephone: (901) 495-7897
                           Telecopy: (901) 495-8317

                  with a copy to the Treasurer and to the General Counsel for the Borrower at the same address;

                  if to the Administrative Agent:

                           Fleet National Bank
                           Agency Services
                           1633 Broadway, 28th Floor
                           NYEH52628
                           New York, NY 10019
                           Attn: Brenda Barnett
                           Telephone: 314-465-6658
                           Telecopy: 314-465-6450

                           with a copy to:

                           Fleet National Bank
                           MADE10510A
                           40 Broad Street
                           Boston, MA 02109
                           Attn: Alexis MacElhiney, Vice President
                           Telephone: (617) 434-3817
                           Telecopy: (617) 434-6685

                  For Letter of Credit Applications:

                           FOR FLEET, AS L/C ISSUER:

                           Fleet National Bank
                           100 Federal Street
                           Boston, Massachusetts 02110

                           FOR BANK OF AMERICA, AS L/C ISSUER:

                           Bank of America, N.A.
                           Attn: Sandra Leon
                           Trade Finance - Standby Letters of Credit
                           Mail Code: CA9-703-19-23
                           333 South Beaudry Street
                           Los Angeles, CA 90071
                           Telephone: (213) 345-6632
                           Telecopy: (213) 345-6694

                           with copy to:

                           Fleet National Bank
                           Agency Services
                           1633 Broadway, 28th Floor
                           NYEH52628
                           New York, NY 10019
                           Attn: Brenda Barnett

                           FOR SUNTRUST, AS L/C ISSUER:

                           SunTrust Bank
                           Attn: Letter of Credit Department
                           25 Park Place, 16th Floor
                           MC-3706
                           Atlanta, Georgia  30303
                           Telecopy: 404-588-8129

                           with a copy to:

                           SunTrust Bank
                           Attn: Bryan W. Ford, Director
                           6410 Poplar Avenue; Ste 320
                           Memphis, TN 38119
                           Telecopy: 901-766-7565

                           Fleet National Bank
                           Agency Services
                           1633 Broadway, 28th Floor
                           NYEH52628
                           New York, NY 10019
                           Attn: Brenda Barnett

      10.2  RIGHT OF SET-OFF.

      In addition to any rights now or hereafter granted under applicable law, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of the Borrower against obligations and liabilities of such Person to such Lender hereunder, under the Notes or the other Credit Documents, irrespective of whether such Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 3.13 or
Section 10.3(d) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

      10.3  BENEFIT OF AGREEMENT.

            (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower may not assign or transfer any of its interests without prior written consent of the Lenders other than in connection with a Reorganization permitted by
      Section 7.03 hereof; provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 10.3, provided however that nothing herein shall prevent or prohibit any Lender from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) granting assignments or selling participations in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any Affiliate or Subsidiary of such Lender.

            (b) Assignments. Each Lender may assign all or a portion of its rights and obligations hereunder, pursuant to an assignment agreement substantially in the form of Schedule 10.3(b), to (i) any Lender or any Affiliate or Subsidiary of a Lender, or (ii) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) that is reasonably acceptable to the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, is reasonably acceptable to the Borrower; provided that (i) any such assignment (other than any assignment to an existing Lender) shall be in a minimum aggregate amount of $5,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) of the Commitments and in integral multiples of $1,000,000 above such amount, and (ii) so long as no Event of Default has occurred and is continuing, no Lender shall assign more than 50% of such Lender's original Revolving Commitment without the written consent of the Borrower, such consent not to be unreasonably withheld. Any assignment hereunder shall be effective upon delivery to the Administrative Agent of written notice of the assignment together with a transfer fee of $3,500 payable to the Administrative Agent for its own account from and after the later of (i) the effective date specified in the applicable assignment agreement and (ii) the date of recording of such assignment in the Register pursuant to the terms of subsection (c) below. The assigning Lender will give prompt notice to the Administrative Agent and the Borrower of any such assignment. Upon the effectiveness of any such assignment (and after notice to, and (to the extent required pursuant to the terms hereof), with the consent of, the Borrower as provided herein), the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines the Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof). By executing and delivering an assignment agreement in accordance with this Section 10.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of the Borrower or any of its respective Affiliates or the performance or observance by the Borrower of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents;
      (vi) such assignee appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender. If the assignee is not a United States person under Section 7701(a)(30) of the Code, it shall deliver to the Borrower and the Administrative Agent a valid certification as to exemption from deduction or withholding of taxes in accordance with Section 3.10.

            (c) Maintenance of Register. The Administrative Agent shall maintain at one of its offices in Boston, Massachusetts (i) a copy of each New Commitment Agreement, (ii) a copy of each Lender assignment agreement delivered to it in accordance with the terms of subsection (b) above and
      (iii) a register for the recordation of the identity of the principal amount, type and Interest Period of each Loan outstanding hereunder, the names, addresses and the Commitments of the Lenders pursuant to the terms hereof from time to time (the "Register"). The Administrative Agent will make reasonable efforts to maintain the accuracy of the Register and to promptly update the Register from time to time, as necessary. The Register shall be prima facie, but not conclusive, evidence of the information contained therein and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and each Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (d) Participations. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or Fees in respect of any Loans in which the participant is participating or (B) postpone the date fixed for any payment of principal (including extension of the Termination Date or the date of any mandatory prepayment), interest or Fees in which the participant is participating, and (iii) sub-participations by the participant (except to an affiliate, parent company or affiliate of a parent company of the participant) shall be prohibited. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided, however, that such participant shall be entitled to receive additional amounts under Sections 3.6, 3.9 and 3.11 on the same basis as if it were a Lender provided that it shall not be entitled to receive any more than the selling Lender would have received had it not sold the participation.

            (e)   Designation.

                  (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Designating Lender") may grant to one or more special purpose funding vehicles (each, an "SPV"), identified as such in writing from time to time by the Designating Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Designating Lender would otherwise be obligated to make to the Borrower pursuant to this Credit Agreement; provided that (I) nothing herein shall constitute a commitment by any SPV to make any Loan, (II) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Designating Lender shall be obligated to make such Loan pursuant to the terms hereof, (III) the Designating Lender shall remain liable for any indemnity or other payment obligation with respect to its Commitment hereunder and (IV) each such SPV would satisfy the requirements of Section 3.10 if such SPV was a Lender hereunder. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Designating Lender to the same extent, and as if, such Loan were made by such Designating Lender.

                  (ii) As to any Loans or portion thereof made by it, each SPV shall have all the rights that a Lender making such Loans or portion thereof would have had under this Credit Agreement; provided, however that each SPV shall have granted to its Designating Lender an irrevocable power of attorney, to deliver and receive all communications and notices under this Credit Agreement (and any related documents) and to exercise on such SPV's behalf, all of such SPV's voting rights under this Credit Agreement. No additional Note shall be required to evidence the Loans or portion thereof made by an SPV; and the related Designating Lender shall be deemed to hold its Note as agent for such SPV to the extent of the Loans or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Lender as agent for such SPV.

                  (iii) Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Credit Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Designating Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Credit Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding prior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof.

                  (iv) In addition, notwithstanding anything to the contrary contained in this Section 10.3 or otherwise in this Credit Agreement, any SPV may (I) at any time and without paying any processing fee therefor, assign or participate all or a portion of its interest in any Loans to the Designating Lender (or to any other SPV of such Designating Lender) or to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (II) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV.

            This Section 10.3 may not be amended without the written consent of any Designating Lender affected thereby.

      10.4  NO WAIVER; REMEDIES CUMULATIVE.

      No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Administrative Agent or any Lender and the Borrower shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

      10.5  PAYMENT OF EXPENSES, ETC.

      The Borrower agrees to: (a) pay all reasonable out-of-pocket costs and expenses (i) of the Administrative Agent in connection with the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, subject to any agreed upon limitations, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Administrative Agent and non-duplicative allocated costs of internal counsel) and any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Borrower under this Credit Agreement and (ii) of the Administrative Agent and the Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel (including non-duplicative allocated costs of internal counsel) for the Administrative Agent and each of the Lenders); (b) pay and hold each of the Lenders harmless from and against any and all future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (c) indemnify each Lender, its officers, directors, employees, representatives, agents and Affiliates from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (i) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto, but excluding any investigation initiated by the Person seeking indemnification hereunder) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel (including non-duplicative allocated costs of internal counsel) incurred in connection with any such investigation, litigation or other proceeding or (ii) the presence or Release of any Materials of Environmental Concern at, under or from any Property owned, operated or leased by the Borrower or any of its Subsidiaries, or the failure by the Borrower or any of its Subsidiaries to comply with any Environmental Law (but excluding, in the case of either of clause (i) or (ii) above, any such losses, liabilities, claims, damages or expenses to the extent (A) incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified, (B) owing to the Borrower or (C) owing to another Person entitled to indemnification hereunder). In no event shall the Administrative Agent or any Lender be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Credit Agreement, nor shall any the Administrative Agent or any Lender have any liability for any indirect or consequential damages relating to this Credit Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date).

      10.6  AMENDMENTS, WAIVERS AND CONSENTS.

      Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower, provided, however, that:

            (a) no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender directly affected thereby, (i) reduce the rate or extend the time of payment of interest (other than as a result of (x) waiving the applicability of any post-default increase in interest rates or (y) an amendment approved by the Required Lenders as set forth in the definition of "Applicable Percentage" following the withdrawal by S&P and Moody's of their ratings on the Borrower's senior unsecured (non-credit enhanced) long term debt) on any Loan or fees hereunder, (ii) reduce the rate or extend the time of payment of any fees owing hereunder, (iii) extend (A) the Commitments of the Lenders, or (B) the final maturity of any Loan, or any portion thereof, or (iv) reduce the principal amount on any Loan;

            (b) no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender directly affected thereby, (i) except as otherwise permitted under Section 3.4(b), increase the Commitments of the Lenders over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default shall not constitute a change in the terms of any Commitment of any Lender), (ii) amend, modify or waive any provision of this Section 10.6 or
      Section 3.6, 3.10, 3.11, 3.12, 3.13, 8.1(a), 10.2, 10.3, 10.5 or 10.9,
      (iii) reduce or increase any percentage specified in, or otherwise modify, the definition of "Required Lenders," or (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under (or in respect of) the Credit Documents to which it is a party;

            (c) no provision of Section 2.3 may be amended without the consent of the Swingline Lender and no provision of Section 9 may be amended without the consent of the Administrative Agent; and

            (d) designation of the Master Account or of any Financial Officer may not be made without the written consent of at least two Financial Officers of the Borrower.

      10.7  COUNTERPARTS.

      This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

      10.8  HEADINGS.

      The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

      10.9  SURVIVAL.

      All indemnities set forth herein, including, without limitation, in
Section 3.9, 3.11, 9.7 or 10.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Borrower herein shall survive delivery of the Notes and the making of the Loans hereunder.

      10.10 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

            (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this Credit Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 10.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Borrower in any other jurisdiction.

            (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      10.11 SEVERABILITY.

      If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

      10.12 ENTIRETY.

      This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

      10.13 BINDING EFFECT; AMENDMENT AND RESTATEMENT OF EXISTING FIVE-YEAR CREDIT AGREEMENT; TERMINATION.

            (a) This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Borrower and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns. The Borrower, the Administrative Agent and the Lenders hereby agree that at such time as this Credit Agreement shall have become effective pursuant to the terms of the first sentence of this Section 10.13(a), (i) the Existing 364-Day Credit Agreement automatically shall be deemed amended and restated in its entirety by this Credit Agreement and
      (ii) all of the promissory notes executed in connection with the Existing 364-Day Credit Agreement automatically shall be substituted and replaced by the promissory notes executed in connection with this Credit Agreement, and the lenders under the Existing Five-Year Credit Agreement holding such notes agree to promptly return such prior notes to the Borrower marked "cancelled".

            (b) The term of this Credit Agreement shall be until no Loans or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding and until all of the Commitments hereunder shall have expired or been terminated.

      10.14 CONFIDENTIALITY.

      The Administrative Agent and the Lenders agree to keep confidential (and to cause their respective affiliates, officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Administrative Agent or any such Lender by or on behalf of the Borrower (whether before or after the Closing Date) which relates to the Borrower or any of its Subsidiaries (the "Information"). Notwithstanding the foregoing, the Administrative Agent and each Lender shall be permitted to disclose Information (i) to its affiliates, officers, directors, employees, agents and representatives in connection with its participation in any of the transactions evidenced by this Credit Agreement or any other Credit Documents or the administration of this Credit Agreement or any other Credit Documents; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any Governmental Authority; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Credit Agreement or any agreement entered into pursuant to clause (iv) below, (B) becomes available to the Administrative Agent or such Lender on a non-confidential basis from a source other than the Borrower or (C) was available to the Administrative Agent or such Lender on a non-confidential basis prior to its disclosure to the Administrative Agent or such Lender by the Borrower; (iv) to any actual or prospective assignee, participant or counterparty (or its advisors) to any swap, hedge, securitization or derivative transaction relating to any of its rights or obligations under this Agreement or relating to the Borrower and its obligations so long as such actual or prospective assignee, participant or counterparty (or its advisor) first specifically agrees in a writing furnished to and for the benefit of the Borrower to be bound by that terms of this Section 10.14; (v) to the extent required in connection with the exercise of remedies under this Credit Agreement or any other Credit Documents; or (vi) to the extent that the Borrower shall have consented in writing to such disclosure. Nothing set forth in this Section
10.14 shall obligate the Administrative Agent or any Lender to return any materials furnished by the Borrower.

      10.15 SOURCE OF FUNDS.

      Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

            (a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

            (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection

      (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

            (c) to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the regulations issued under
      Section 401(c)(1)(A) of ERISA; or

            (d) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower.

As used in this Section 10.15, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

      10.16 CONFLICT.

      To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

                           [Signature Pages to Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                           AUTOZONE, INC.
                                    a Nevada corporation

                                    By: /s/ Michael G. Archbold
                                      ------------------------------------------
                                    Name: Michael G. Archbold
                                    Title: Senior Vice President and Chief
                                           Financial Officer

                                    By /s/ Harry L. Goldsmith
                                      ------------------------------------------
                                    Name: Harry L. Goldsmith
                                    Title: Senior Vice President and Secretary

                                                   AUTOZONE AMENDED AND RESTATED
                                                      FIVE-YEAR CREDIT AGREEMENT
                                                                        MAY 2004

LENDERS:                            CITICORP USA, INC.,
                                    in its capacity as a Lender and as
                                    Syndication Agent

                                    By: /s/ JUDITH GREEN
                                       -----------------------------------------
                                    Name: JUDITH GREEN
                                    Title: Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                      FIVE-YEAR CREDIT AGREEMENT
                                                                        MAY 2004

ADMINISTRATIVE AGENT:               FLEET NATIONAL BANK,
                                    in its capacity as Administrative Agent

                                    By: /s/ [ILLEGIBLE]
                                       -----------------------------------------
                                    Name: [ILLEGIBLE]
                                    Title: Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                      FIVE-YEAR CREDIT AGREEMENT
                                                                        MAY 2004

                                    FLEET NATIONAL BANK,
                                    individually in its capacity as a Lender

                                    By: /s/ [ILLEGIBLE]
                                       -----------------------------------------
                                    Name: [ILLEGIBLE]
                                    Title: Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                      FIVE-YEAR CREDIT AGREEMENT
                                                                        MAY 2004

                                    JPMORGAN CHASE BANK,
                                    individually in its capacity as a Lender

                                    By: /s/ BARRY K. BERGMAN
                                       -----------------------------------------
                                    Name: BARRY K. BERGMAN
                                    Title: VICE PRESIDENT

                                                   AUTOZONE AMENDED AND RESTATED
                                                      FIVE-YEAR CREDIT AGREEMENT
                                                                        MAY 2004

                                    SUNTRUST BANK,
                                    individually in its capacity as a Lender

                                    By: /s/ Bryan W. Ford
                                       -----------------------------------------
                                    Name: Bryan W. Ford
                                    Title: Director

                                                   AUTOZONE AMENDED AND RESTATED
                                                      FIVE-YEAR CREDIT AGREEMENT
                                                                        MAY 2004

                                    WACHOVIA BANK, NATIONAL ASSOCIATION,
                                    individually in its capacity as a Lender

                                    By: /s/ Anthony D. Braxton
                                       -----------------------------------------
                                    Name: Anthony D. Braxton
                                    Title: Director

                                                   AUTOZONE AMENDED AND RESTATED
                                                      FIVE-YEAR CREDIT AGREEMENT
                                                                        MAY 2004

                                    MERRILL LYNCH BANK USA,
                                    individually in its capacity as a Lender

                                    By: /s/ Louis Alder
                                       -----------------------------------------
                                    Name: Louis Alder
                                    Title: Director

                                                   AUTOZONE AMENDED AND RESTATED
                                                      FIVE-YEAR CREDIT AGREEMENT
                                                                        MAY 2004

                                    BNP PARIBAS,
                                    individually in its capacity as a Lender

                                    By: /s/ Jeff Tebeaux
                                       -----------------------------------------
                                    Name: Jeff Tebeaux
                                    Title: Vice President

                                    By: /s/ Angela B. Arnold
                                       -----------------------------------------
                                    Name: Angela B. Arnold
                                    Title: Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                      FIVE-YEAR CREDIT AGREEMENT
                                                                        MAY 2004

                                    KEYBANK NATIONAL ASSOCIATION,
                                    individually in its capacity as a Lender

                                    By: /s/ David J. Wechter
                                       -----------------------------------------
                                    Name: David J. Wechter
                                    Title: Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                      FIVE-YEAR CREDIT AGREEMENT
                                                                        MAY 2004

                                    NATIONAL CITY BANK,
                                    individually in its capacity as a Lender

                                    By: /s/ Joseph L. Kwasny
                                       -----------------------------------------
                                    Name: Joseph L. Kwasny
                                    Title: Senior Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                      FIVE-YEAR CREDIT AGREEMENT
                                                                        MAY 2004

                                    UNION BANK OF CALIFORNIA, N.A.,
                                    individually in its capacity as a Lender

                                    By: /s/ Theresa L. Rocha
                                       -----------------------------------------
                                    Name: Theresa L. Rocha
                                    Title: Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                      FIVE-YEAR CREDIT AGREEMENT
                                                                        MAY 2004

                                    U.S. BANK NATIONAL ASSOCIATION,
                                    individually in its capacity as a Lender

                                    By: /s/ Jennifer Thurston
                                       -----------------------------------------
                                    Name: Jennifer Thurston
                                    Title: Assistant Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                      FIVE-YEAR CREDIT AGREEMENT
                                                                        MAY 2004

                                    CREDIT LYONNAIS NEW YORK BRANCH,
                                    individually in its capacity as a Lender

                                    By: /s/ Attila Koc
                                       -----------------------------------------
                                    Name: Attila Koc
                                    Title: Assistant Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                      FIVE-YEAR CREDIT AGREEMENT
                                                                        MAY 2004

                                    FIFTH THIRD BANK,
                                    individually in its capacity as a Lender

                                    By: /s/ David J. Hicks
                                       -----------------------------------------
                                    Name: David J. Hicks
                                    Title: Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                      FIVE-YEAR CREDIT AGREEMENT
                                                                        MAY 2004

                                    BANK OF TOKYO-MITSUBISHI, LTD.,
                                    individually in its capacity as a Lender

                                    By: /s/ D. BARNELL      /s/ J. MEARNS
                                       -----------------------------------------
                                    Name: D. BARNELL            J. MEARNS
                                    Title: VICE PRESIDENT       VP & MANAGER

                                                   AUTOZONE AMENDED AND RESTATED
                                                      FIVE-YEAR CREDIT AGREEMENT
                                                                        MAY 2004

                                    WELLS FARGO BANK,
                                    individually in its capacity as a Lender

                                    By: /s/ James D. Heinz
                                       -----------------------------------------
                                    Name: James D. Heinz
                                    Title: Senior Vice President

                                    By: /s/ Alex Idichandy
                                       -----------------------------------------
                                    Name: Alex Idichandy
                                    Title: Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                        364-DAY CREDIT AGREEMENT
                                                                        MAY 2004

                                    COMERICA BANK,
                                    individually in its capacity as a Lender

                                    By: /s/ Heather A. Whiting
                                       -----------------------------------------
                                    Name: Heather A. Whiting
                                    Title: Account Officer

                                                   AUTOZONE AMENDED AND RESTATED
                                                      FIVE-YEAR CREDIT AGREEMENT
                                                                        MAY 2004

                                    THE BANK OF NEW YORK,
                                    individually in its capacity as a Lender

                                    By: /s/ Randolph E.J. Medrano
                                       -----------------------------------------
                                    Name: Randolph E.J. Medrano
                                    Title: Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                      FIVE-YEAR CREDIT AGREEMENT
                                                                        MAY 2004

                                    FIRST TENNESSEE BANK NATIONAL ASSOCIATION, individually in its capacity as a Lender

                                    By: /s/ [ILLEGIBLE]
                                       -----------------------------------------
                                    Name: [ILLEGIBLE]
                                    Title: SVP

                                                   AUTOZONE AMENDED AND RESTATED
                                                      FIVE-YEAR CREDIT AGREEMENT
                                                                        MAY 2004

                                    THE NORTHERN TRUST COMPANY,
                                    individually in its capacity as a Lender

                                    By: /s/ Russ Rockenbach
                                       -----------------------------------------
                                    Name: Russ Rockenbach
                                    Title: Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                      FIVE-YEAR CREDIT AGREEMENT
                                                                        MAY 2004

                                    AMSOUTH BANK,
                                    individually in its capacity as a Lender

                                    By: /s/ Elizabeth H. Vaughn
                                       -----------------------------------------
                                    Name: Elizabeth H. Vaughn
                                    Title: Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                      FIVE-YEAR CREDIT AGREEMENT
                                                                        MAY 2004

                                    HIBERNIA NATIONAL BANK,
                                    individually in its capacity as a Lender

                                    By: /s/ Michael R. Geissler
                                       -----------------------------------------
                                    Name: Michael R. Geissler
                                    Title: Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                      FIVE-YEAR CREDIT AGREEMENT
                                                                        MAY 2004

                                    NATIONAL BANK OF EGYPT,
                                    NEW YORK BRANCH
                                    individually inj&rCapacity as a Lender

                                    By: /s/ Hassan Eissa
                                       -----------------------------------------
                                    Name: Hassan Eissa
                                    Title: General Manager

                                    By: /s/ Carmelo L. Foti
                                       -----------------------------------------
                                    Name: Carmelo L. Foti
                                    Title: Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                      FIVE-YEAR CREDIT AGREEMENT
                                                                        MAY 2004

                                    COMPASS BANK,
                                    individually in its capacity as a Lender

                                    By: /s/ Keely W. McGee
                                       -----------------------------------------
                                    Name: Keely W. McGee
                                    Title: Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                      FIVE-YEAR CREDIT AGREEMENT
                                                                        MAY 2004

                                  SCHEDULE 1.1

                              APPLICABLE PERCENTAGE

                                      Applicable Margin
                                             for
                                      Eurodollar Loans                               Applicable Percentage   Applicable Percentage
 Pricing     S&P/Moody's                  And            Applicable Margin for                for                     for
  Level         Rating           Letter of Credit Fee       Base Rate Loans              Facility Fee         Utilization Premium
  -----         ------           --------------------       ---------------              ------------        -------------------
Level I    A-/A3 or above                 30.0 bps                0                        10.0 bps                 12.5 bps
Level II   BBB+/Baa1                      37.5 bps                0                        12.5 bps                 12.5 bps
Level III  BBB/Baa2                       47.5 bps                0                        15.0 bps                 12.5 bps
Level IV   BBB-/Baa3                      67.5 bps                0                        20.0 bps                 12.5 bps
Level V    Below BBB-/Baa3                87.5 bps                0                        25.0 bps                 12.5 bps

The Applicable Percentage shall be based on the applicable Pricing Level corresponding to the Rating(s) then in effect. In the event of a Split Rating, the applicable Pricing Level shall be based on the higher Rating. In the event of a Double Split Rating, the applicable Pricing Level shall be based on the Pricing Level which is one above that corresponding to the lower Rating. If no Rating exists, the applicable Pricing Level shall be based on Pricing Level V until the earlier of (A) such time as S&P and/or Moody's provides another Rating or (B) the Required Lenders have agreed to an alternative pricing grid or other method for determining Pricing Levels pursuant to an effective amendment to this Credit Agreement.

As used herein:

            "Rating" means the senior unsecured (non-credit enhanced) long term debt rating of the Borrower, as published by S&P and/or Moody's.

            "Split Rating" means the ratings of S&P and Moody's would indicate different Pricing Levels, but the Pricing Levels are not more than one Pricing Level apart.

            "Double Split Rating" means the ratings of S&P and Moody's would indicate different Pricing Levels, but the Pricing Levels are two or more Pricing Levels apart.

                                 SCHEDULE 2.1(a)

                                     LENDERS

                                                      Commitment                 Revolving
             Lender                                   Percentage                Commitment
             ------                                   ----------                ----------
Citibank, N.A.                                       11.000000000%            $ 77,000,000.00
Fleet National Bank                                  11.000000000%            $ 77,000,000.00
JPMorgan Chase Bank                                   8.750000000%            $ 61,250,000.00
SunTrust Bank                                         8.750000000%            $ 61,250,000.00
Wachovia Bank, National Association                   8.750000000%            $ 61,250,000.00
Merrill Lynch Bank USA                                7.000000000%            $ 49,000,000.00
BNP Paribas                                           4.250000000%            $ 29,750,000.00
KeyBank National Association                          4.250000000%            $ 29,750,000.00
National City Bank                                    4.250000000%            $ 29,750,000.00
Union Bank of California, N.A.                        4.250000000%            $ 29,750,000.00
U.S. Bank National Association                        4.250000000%            $ 29,750,000.00
Credit Lyonnais New York Branch                       3.000000000%            $ 21,000,000.00
Fifth Third Bank                                      3.000000000%            $ 21,000,000.00
Wells Fargo, National Association                     3.000000000%            $ 21,000,000.00
The Bank of Tokyo-Mitsubishi, Ltd.                    2.500000000%            $ 17,500,000.00
Comerica Bank                                         2.500000000%            $ 17,500,000.00
The Bank of New York                                  2.000000000%            $ 14,000,000.00
First Tennessee National Association                  2.000000000%            $ 14,000,000.00
Northern Trust Company                                2.000000000%            $ 14,000,000.00
AmSouth Bank                                          1.000000000%            $  7,000,000.00
Hibernia National Bank                                1.000000000%            $  7,000,000.00
National Bank of Egypt,                               1.000000000%            $  7,000,000.00
New York Branch
Compass Bank                                           .500000000%            $  3,500,000.00

Total:                                              100.000000000%            $700,000,000.00

Fleet National Bank
MADE10510A
40 Broad Street
Boston, MA  02109
Attentions: Alexis MacElhiney, Vice President
Telephone: (617) 434-3817
Facsimile: (617) 434-6685

Citibank, N.A.
388 Greenwich Street
New York, NY 10013
Attention: Robert Kane
Telephone: (212) 816-8133
Facsimile: (212) 816-8301
E-Mail: Robert.J.Kane@citigroup.com

JPMorgan Chase Bank
270 Park Avenue, 4th Floor
New York, NY 10017
Attention: Barry Bergman
Telephone: (212) 270-0203
Facsimile: (212) 270-6637
E-Mail: Barry.Bergman@JPMorgan.com

SunTrust Bank
6410 Poplar Avenue, Suite 320
Memphis, TN 38119
Attention: Bryan Ford
Telephone: (901) 762-9862
Facsimile: (901) 766-7565
E-Mail: bryan.ford@suntrust.com

Wachovia Bank, National Association
1339 Chestnut Street
PA 4843
Philadelphia, PA 19107
Attention: Tony Braxton, Director
Telephone: (267) 321-6606
Facsimile: (267) 321-6700
E-Mail: Anthony.Braxton@wachovia.com

Merrill Lynch Bank USA
15 W. South Temple, Suite 300
Salt Lake City, UT 84101
Attention: Derek Befus
Telephone: (801) 526-6814
Facsimile: (801) 531-7470
E-Mail: Derek_Befus@ml.com

BNP Paribas
12201 Merit Drive, Suite 860
Dallas, TX 75251
Attention: Jeff Tebeaux
Telephone: (214)953-9737
Facsimile: (972) 788-9140
E-Mail: jeff.tebeaux@americas.bnpparibas.com

KeyBank National Association
127 Public Square, 6th Floor
Cleveland, OH 44114
Attention: David Wechter
Telephone: (216) 689-4442
Facsimile: (216) 689-4981
E-Mail: David_J_Wechter@keybank.com

National City Bank
155 East Broad Street
Columbus, OH 43215-0077
Telephone: (614) 463-7108
Facsimile: (614) 463-8572
E-Mail: joe.kwasny@nationalcity.com

Union Bank of California, N.A.
350 California Street
San Francisco, CA 94104
Attention: Theresa Rocha, V.P.
Telephone: (415) 705-7594
Facsimile: (415) 705-7085
E-Mail: Theresa.Rocha@uboc.com

U.S. Bank National Association
One U.S. Bank Plaza
SL-MO-T12M
St. Louis, MO 63101
Attention: Amanda A. Schmitt, Vice President
Telephone: (314) 418-3638
Facsimile: (314) 418-3859
E-Mail: amanda.schmitt@usbank.com

Credit Lyonnais New York Branch
2200 Ross Avenue, Suite 4400 West
Attention:  Brian Myers
Telephone: (214) 220-2308
Facsimile: (214) 220-2323
E-Mail: brian.myers@clamericas.com

Fifth Third Bank
810 Crescent Center Drive
Suite 100
Franklin, TN 37067
Attention: David Hicks
Telephone: (615) 771-5805
Facsimile: (615) 771-5885
E-Mail: David.Hicks@53.com

Wells Fargo Bank, National Association
230 West Monroe Street
Attention: Dan Van Aken
Telephone: (312) 845-4463
Facsimile: (312) 553-4783
E-Mail: vanakend@wellsfargo.com

The Bank of Tokyo-Mitsubishi, Ltd.
2001 Ross Ave., Suite 3150
Dallas, TX 75201
Attention: Doug Barnell
Telephone: (214) 954-1200 x105
Facsimile: (214) 954-1007
E-Mail: dbarnell@btmna.com

Comerica Bank
500 Woodward Avenue
MC 3269
Detroit, MI 48226
Attention: Heather Whiting, Account Officer
Telephone: (313) 222-7046
Facsimile: (313) 222-9516

The Bank of New York
One Wall Street
New York, NY 10286
Attention: Lucille Madden, Vice President
Telephone: (212) 635-7879
Facsimile: (212) 635-1483
E-Mail: LMadden@bankofNY.com

First Tennessee National Association
165 Madison Avenue, 9th Floor
Memphis, TN 38103-2723
Attention: James H. Moore, Jr., Sr. Vice President
Telephone: (901) 523-4108
Facsimile: (901) 523-4267
E-Mail: jhmoore@ftb.com

The Northern Trust Company
50 S. LaSalle, 11th Floor
Chicago, IL 60675
Attention: Ms. Linda Honda
Telephone: (312) 444-3532
Facsimile: (312) 630-1566

AmSouth Bank
6000 Poplar Avenue, Suite 300
Memphis, TN 38119
Attention:  Beth H. Vaughn, Vice President
Telephone: (901) 762-5671
Facsimile: (901) 762-5665
E-Mail: beth.vaughn@amsouth.com

Hibernia National Bank
313 Carondelet Street
New Orleans, LA 70130
Attention: Michael Geissler, Vice President
Telephone: (504) 533-2502
Facsimile: (504) 533-5344
E-Mail: mgeissler@hibernia.com

National Bank of Egypt
New York Branch
40 East 52nd Street
Attention: Rami El-Rifai
Telephone: (212) 326-8105
Facsimile: (212) 326-8111
E-Mail: relrifai@nbeny.com

Compass Bank
15 S. 20th Street
Birmingham, AL 35233
Attention: Keely McGee, Vice President
Telephone: (205) 297-5920
Facsimile: (205) 297-7212
E-Mail: KKW@comapassbnk.com

                               SCHEDULE 2.1(b)(i)
                           FORM OF NOTICE OF BORROWING

Fleet National Bank,
  as Administrative Agent for the Lenders
1633 Broadway, 28th Floor
NYEH52628
New York, NY 10019
Attn:  Agency Services

Ladies and Gentlemen:

      The undersigned, AUTOZONE, INC. (the "Borrower"), refers to the Amended and Restated Five-Year Credit Agreement dated as of May 17, 2004 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Lenders, Fleet National Bank, as Administrative Agent and Citicorp USA, Inc., as Syndication Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice pursuant to Section 2.1 of the Credit Agreement that it requests a Revolving Loan advance under the Credit Agreement, and in connection therewith sets forth below the terms on which such Loan advance is requested to be made:

(A)   Date of Borrowing
      (which is a Business Day)             _______________________

(B)   Principal Amount of
      Borrowing                             _______________________

(C)   Interest rate basis                   _______________________

(D)   Interest Period and the
      last day thereof                      _______________________

      In accordance with the requirements of Section 4.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (b) of such Section, and confirms that the matters referenced in subsections (c), (d) and (e) of such Section, are true and correct.

                                             Very truly yours,

                                             AUTOZONE, INC.

                                             By:
                                             Name:
                                             Title:

                                 SCHEDULE 2.1(e)

                             FORM OF REVOLVING NOTE

                                                                    May 17, 2004

      FOR VALUE RECEIVED, AUTOZONE, INC., a Nevada corporation (the "Borrower"), hereby promises to pay to the order of __________________________, its successors and assigns (the "Lender"), at the office of FLEET NATIONAL BANK, as Administrative Agent (the "Administrative Agent"), at 1633 Broadway, 28th Floor, NYEH52628, New York, NY 10019, Attn: Agency Services (or at such other place or places as the holder hereof may designate), at the times set forth in the Amended and Restated Five-Year Credit Agreement, dated as of May 17, 2004, among the Borrower, the Lenders, the Administrative Agent and the Syndication Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.1(d) of the Credit Agreement.

      Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section 3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

      In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

      All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on a schedule attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.

      This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained by or on behalf of the Borrower as provided in Section 10.3(c) of the Credit Agreement.

      IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                              AUTOZONE, INC.

                                              By: ______________________________
                                              Name: ____________________________
                                              Title: ___________________________

                                              By: ______________________________
                                              Name: ____________________________
                                              Title: ___________________________

                                 SCHEDULE 2.2(f)

                            FORM OF COMPETITIVE NOTE

                                                                    May 17, 2004

            FOR VALUE RECEIVED, AUTOZONE, INC., a Nevada corporation (the "Borrower"), hereby promises to pay to the order of __________________________, its successors and permitted assigns (the "Lender"), at the office of FLEET NATIONAL BANK, as Administrative Agent (the "Administrative Agent"), at 1633 Broadway, 28th Floor, NYEH52628, New York, NY 10019, Attn: Agency Services (or at such other place or places as the holder hereof may designate), at the times set forth in the Amended and Restated Five-Year Credit Agreement, dated as of May 17, 2004, among the Borrower, the Lenders, the Administrative Agent and the Syndication Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the aggregate unpaid principal amount of all Competitive Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with
Section 2.2 of the Credit Agreement and in the respective Competitive Bid applicable to each Competitive Loan borrowing evidenced hereby.

      Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section 3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

      In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

      All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on a schedule attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.

      This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained by or on behalf of the Borrower as provided in Section 10.3(c) of the Credit Agreement.

      IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                              AUTOZONE, INC.

                                              By: ______________________________
                                              Name: ____________________________
                                              Title: ___________________________

                                              By: ______________________________
                                              Name: ____________________________
                                              Title: ___________________________

                                 SCHEDULE 2.3(d)

                             FORM OF SWINGLINE NOTE

                                                                    May 17, 2004

            FOR VALUE RECEIVED, AUTOZONE, INC., a Nevada corporation (the "Borrower"), hereby promises to pay to the order of FLEET NATIONAL BANK, its successors and assigns (the "Swingline Lender"), at the office of FLEET NATIONAL BANK., as Administrative Agent (the "Administrative Agent"), at 1633 Broadway, 28th Floor, NYEH52628, New York, NY 10019, Attn: Agency Services (or at such other place or places as the holder hereof may designate), at the times set forth in the Amended and Restated Five-Year Credit Agreement, dated as of May 17, 2004, among the Borrower, the Swingline Lender the other Lenders, the Administrative Agent and the Syndication Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.3(c) of the Credit Agreement.

      Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section 3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Swingline Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

      In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

      All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on a schedule attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.

      This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained by or on behalf of the Borrower as provided in Section 10.3(c) of the Credit Agreement.

      IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                              AUTOZONE, INC.

                                              By: ______________________________
                                              Name: ____________________________
                                              Title: ___________________________

                                              By: ______________________________
                                              Name: ____________________________
                                              Title: ___________________________

                                  SCHEDULE 2.4

                           EXISTING LETTERS OF CREDIT

                                                                                             EXPIRATION       EVERGREEN
     ISSUER         L/C #            AMOUNT                     BENEFICIARY                     DATE          PROVISION
--------------------------------------------------------------------------------------------------------------------------
    SunTrust        400392        $40,000,000.00             Liberty Mutual                    9/1/2004          Yes
                                                            Insurance Company

    SunTrust        400439        $ 1,375,000.00         Lumbermans Mutual Casualty           6/30/2004          Yes

    SunTrust        400446        $   277,778.00        Inland Empire Realty Holding          5/28/2004          Yes

                                                              U.S. Fidelity &
    SunTrust        401043        $30,850,000.00              Guaranty Company                8/31/2004          Yes

                                                            State of NY Workers
    SunTrust        401044        $   624,000.00                 Comp Board                   8/31/2004          Yes

    Wachovia        200469        $   750,000.00          S. Carolina Workers Comp           10/18/2004          Yes

    SunTrust        401072        $   543,965.00          Commonwealth of Kentucky            9/27/2004          Yes

    SunTrust        401073        $ 1,470,000.00           Georgia Self Insurers              9/27/2004          Yes

    SunTrust        840371        $   198,133.93           Township of Warminster             1/10/2005          Yes

                                                            Industrial Commission
    SunTrust        840620        $ 1,182,790.00                 of Arizona                    3/3/2005          Yes

    SunTrust        842071        $   650,000.00              Louisiana Department           10/22/2004          Yes
                                                                   of Labor

                                  SCHEDULE 3.2

                     FORM OF NOTICE OF EXTENSION/CONVERSION

Fleet National Bank,
  as Administrative Agent for the Lenders
1633 Broadway, 28th Floor
NYEH52628
New York, NY 10019
Attn:  Agency Services

Ladies and Gentlemen:

      The undersigned, AutoZone, Inc. (the "Borrower"), refers to the Amended and Restated Five-Year Credit Agreement dated as of May 17, 2004 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Lenders, Bank of America, N.A., as Administrative Agent and Citicorp USA, Inc., as Syndication Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice pursuant to Section 3.2 of the Credit Agreement that it requests an extension or conversion of a Revolving Loan outstanding under the Credit Agreement, and in connection therewith sets forth below the terms on which such extension or conversion is requested to be made:

(A)   Date of Extension or Conversion
      (which is the last day of the
      the applicable Interest Period)             _______________________

(B)   Principal Amount of
      Extension or Conversion                     _______________________

(C)   Interest rate basis                         _______________________

(D)   Interest Period and the
      last day thereof                            _______________________

      In accordance with the requirements of Section 4.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (b) of such Section, and confirms that the matters referenced in subsections (c), (d) and (e) of such Section, are true and correct.

                                                  Very truly yours,

                                                  AUTOZONE, INC.

                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________

                                 SCHEDULE 3.4(b)

                                     FORM OF
                            NEW COMMITMENT AGREEMENT

      Reference is made to the Amended and Restated Five-Year Credit Agreement dated as of May 17, 2004, as amended and modified from time to time thereafter (the "Credit Agreement") among AutoZone, Inc., the Lenders party thereto, Fleet National Bank, as Administrative Agent and Citicorp USA, Inc., as Syndication Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

      1. The undersigned Lender hereby confirms its Commitment, effective as of the Effective Date set forth below, to make Loans under the Credit Agreement up to the principal amount of such Commitment as set forth below. If the undersigned Lender is already a Lender under the Credit Agreement, such Lender acknowledges and agrees that such Commitment is in addition to any existing Commitment of such Lender under the Credit Agreement. If the undersigned Lender is not already a Lender under the Credit Agreement, such Lender hereby acknowledges, agrees and confirms that, by its execution of this New Commitment Agreement, such Lender will, as of the Effective Date, be a party to the Credit Agreement and be bound by the provisions of the Credit Agreement and, to the extent of its Commitment, have the rights and obligations of a Lender thereunder.

      2. This New Commitment Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      3. This New Commitment Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this New Commitment Agreement to produce or account for more than one such counterpart.

Amount of Revolving Commitment              $____________________

Effective Date of Revolving Commitment      _____________________, 20___

The terms set forth above are hereby agreed to:

[Lender]

By: ________________________________________
Name: ______________________________________
Title: _____________________________________

CONSENTED TO:

FLEET NATIONAL BANK,
as Administrative Agent

By: ________________________________________
Name: ______________________________________
Title: _____________________________________

AUTOZONE, INC.

By: ________________________________________
Name: ______________________________________
Title: _____________________________________

                                 SCHEDULE 4.1(f)

                              FORM OF LEGAL OPINION

                                     [DATE]

Fleet National Bank,
  as Administrative Agent for the Lenders
1633 Broadway, 28th Floor
NYEH52628
New York, NY 10019
Attn:  Agency Services

      RE: AutoZone, Inc. Amended and Restated Five Year Syndicated Credit Agreement

Ladies and Gentlemen:

      I am the Senior Vice President, Secretary and General Counsel of AutoZone, Inc., a Nevada corporation ("AutoZone"), and am familiar with the transactions contemplated by the Amended and Restated Five-Year Credit Agreement dated as of May 17, 2004 among AutoZone, Inc., as Borrower, the several Lenders from time to time party thereto, Fleet National Bank, as Administrative Agent, and Citicorp USA, Inc., as Syndication Agent ("Credit Agreement"). Unless the context otherwise requires, all terms used in this opinion which are specifically defined in the Credit Agreement shall have the meanings given such terms in the Credit Agreement.

      In connection with the opinions expressed below, I have examined, or caused to be examined, the Credit Documents. I have relied upon the representations and warranties contained in each of such documents and upon originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, documents and other instruments as in my judgment are relevant to rendering the opinions expressed below. As to all matters of fact covered by such documents, I have relied, without independent investigation or verification on such documents. In such examination, I have assumed that each of the parties to the Credit Agreement, other than AutoZone, had and has, as the case may be, full power, authority and legal right to enter into each Credit Document to which it is a party and that each such Credit Document was or has been, as the case may be, duly authorized, executed and delivered by each of such parties.

      Based on the foregoing, it is my opinion that:

      (i) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or limited partnership under the laws of the jurisdiction of its organization, with corporate or partnership, as the case may be, power and authority to own its properties and conduct its ordinary course of business;

      (ii) Each of the Company and its subsidiaries has been duly qualified as a foreign corporation or limited partnership, as the case may be, for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction;

      (iii) Each of the Credit Documents to which AutoZone is a party, was or has been, as the case may be, duly authorized, executed and delivered by AutoZone and together constitute the legal, valid and binding obligations of AutoZone enforceable against AutoZone in accordance with its and their terms.

      The opinions expressed in paragraph (iii) above are based upon the assumption for purposes of such opinions and without independent analysis that notwithstanding the respective choice of law clauses in the Credit Documents, the governing law with respect to each of the Credit Documents is identical in all relevant respects to the law of the State of Tennessee. Insofar as such opinion relates to the enforceability of any instrument, such enforceability is subject to applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally whether such enforceability is considered in a proceeding in equity or at law). The enforceability of the remedies provided under the Credit Agreement may also be limited by applicable laws which may affect the remedies provided therein but which do not in my opinion affect the validity of the Credit Agreement or make such remedies inadequate for the practical realization of the benefits intended to be provided.

      I do not express any opinion as to matters governed by any law other than the Federal laws of the United States of America, the corporation law of the State of Nevada and the laws of the State of Tennessee. Further, I express no opinion as to the enforceability of the choice of law provisions contained in any of the Credit Documents.

      This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person, and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without my prior written consent except to your bank examiners, auditors and counsel and to prospective transferees of your interests under the Credit Documents and their professional advisers, or as required by law or pursuant to legal process.

                                                     Very truly yours,

                                                     Harry L. Goldsmith

                                  SCHEDULE 5.5

                               MATERIAL LITIGATION

                                      NONE

                                  SCHEDULE 5.12

                                  SUBSIDIARIES

AUTOZONE, INC. AS OF APRIL 14, 2004

STATUS:                    ACTIVE
INCORPORATION              NEVADA

FEDERAL ID#           62-1482048

SUBSIDIARIES

AutoZone Northeast, Inc.
AutoZone Operations, Inc.
ALLDATA LLC
AutoZone de Mexico, S. de R.L. de C.V.
AutoZone Development Corporation
AutoZone Mississippi Properties, Inc.
AutoZone Properties, Inc.
AutoZone Stores, Inc.
AutoZone Mississippi, Inc.
AutoZone Texas, L.P.
AutoZone.com, Inc.
AutoZoners, Inc.
AutoZone West, Inc.
DataZone, S. de R.L. de C.V.
Service Zone, S. de R. L. de C.V.
AutoZone Parts, Inc.
AZTP Holdings, LLC
Zone Compra, S. de R.L. de C.V.
AZ Texas Operations, LLC
AZer California, LLC
AZer Texas, LLC
Venus Initiative, LLC
Zona Automovilistica, Inc.
Riverside Captive Insurance Company

                                 SCHEDULE 6.1(c)

                    FORM OF OFFICER'S COMPLIANCE CERTIFICATE

      For the fiscal quarter ended _________________, 20___.

      I, ______________________, [Title] of AutoZone, Inc. (the "Borrower")
hereby certify that, to the best of my knowledge and belief, with respect to that certain Amended and Restated Five-Year Credit Agreement dated as of May 17, 2004 (as amended, modified, extended or restated from time to time, the "Credit Agreement"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the Lenders party thereto, Fleet National Bank, as Administrative Agent and Citicorp USA, Inc., as Syndication
Agent:

      a. The company-prepared financial statements which accompany this certificate are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments.

      b. Since ___________ (the date of the last similar certification, or, if none, the Closing Date) no Default or Event of Default has occurred under the Credit Agreement; and

Delivered herewith are detailed calculations demonstrating compliance by the Borrower with the financial covenants contained in Section 6.10 and Section 6.11 of the Credit Agreement as of the end of the fiscal period referred to above.

      This ______ day of ___________, 20__.

                                            AUTOZONE, INC.

                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________

                       ATTACHMENT TO OFFICER'S CERTIFICATE

                       COMPUTATION OF FINANCIAL COVENANTS

                                  SCHEDULE 7.5

                             SUBSIDIARY INDEBTEDNESS

AUTOZONE, INC. AS OF FEBRUARY 14, 2004

SUBSIDIARY INDEBTEDNESS

                                                    Indebtedness
    Subsidiary                                as of  February 14, 2004
    ----------                                ------------------------
AutoZone Texas, L.P.                                 $8,200,000

                                SCHEDULE 10.3(b)

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

THIS ASSIGNMENT AND ACCEPTANCE dated as of _______________, 200_ is entered into between ________________ ("Assignor") and ____________________ ("Assignee").

      Reference is made to the Amended and Restated Five-Year Credit Agreement dated as of May 17, 2004, as amended and modified from time to time thereafter (the "Credit Agreement") among AutoZone, Inc., the Lenders party thereto, Fleet National Bank, as Administrative Agent and Citicorp USA, Inc., as Syndication Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

      1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitments and outstanding Loans of the Assignor on the effective date of the assignment designated below (the "Effective Date"), together with unpaid Fees accrued on the assigned Commitments to the Effective Date and unpaid interest accrued on the assigned Loans to the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 10.3(b) of the Credit Agreement, a copy of which has been received by the Assignee. From and after the Effective Date (i) the Assignee, if it is not already a Lender under the Credit Agreement, shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests purchased and assumed by the Assignee under this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests sold and assigned by the Assignor under this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

      2. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

      3.    Terms of Assignment

      (a)   Date of Assignment:

      (b)   Legal Name of Assignor:

      (c)   Legal Name of Assignee:

      (d)   Effective Date of Assignment:

      (e)   Revolving Commitment of Assignee after giving
            effect to this Assignment and Acceptance as of
            the Effective Date                              $___________________

      (f)   Revolving Commitment of Assignor after giving
            effect to this Assignment and Acceptance as of
            the Effective Date                              $___________________

      (g)   Commitment Percentage of Assignee after giving
            effect to this Assignment and Acceptance as of
            the Effective Date (set forth to at least 8
            decimals)                                                          %

      (h)   Commitment Percentage of Assignor after giving
            effect to this Assignment and Acceptance as of
            the Effective Date (set forth to at least 8
            decimals)                                                          %

      4. This Assignment and Acceptance shall be effective only upon consent of the Borrower and the Administrative Agent, if applicable, delivery to the Administrative Agent of this Assignment and Acceptance together with the transfer fee payable pursuant to Section 10.3(b) in connection herewith and recordation in the Register pursuant to Section 10.3(b) of the terms hereof.

      5. This Assignment and Acceptance may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Assignment and Acceptance to produce or account for more than one such counterpart.

The terms set forth above are hereby agreed to:

____________________, as Assignor

By:
Name:
Title:

_____________________, as Assignee

By:
Name:
Title:

Notice address of Assignee:

                  <<Assignee>>
                  __________________________
                  __________________________
                  Attn:_____________________
                  Telephone:  (___) ________
                  Telecopy:   (___) ________

Consented to and Accepted:

FLEET NATIONAL BANK., as
  Administrative Agent

By: _________________________________
    Title:

Consented to:

FLEET NATIONAL BANK, as
  an L/C Issuer

By: _________________________________
    Title:

Consented to:

BANK OF AMERICA, N.A., as
  an L/C Issuer

By: _________________________________
     Title:

Consented to:

SUNTRUST BANK, as
  an L/C Issuer

By: _________________________________
     Title:

[Consented to:

AUTOZONE, INC.

By: _________________________________
     Title:                ]